AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SCG FINANCIAL ACQUISITION CORP.,

SCG FINANCIAL MERGER II CORP.,

REACH MEDIA GROUP HOLDINGS, INC.

AND

SHAREHOLDER REPRESENTATIVE SERVICES LLC, as STOCKHOLDER REPRESENTATIVE

Dated as of January 11, 2013

Page

ARTICLE I	TERMS OF THE MERGER	2

1.1	The Merger	2

1.2	The Closing; Effective Time; Effect	2

1.3	Certificate of Incorporation	2

1.4	Bylaws	3

1.5	Directors and Officers	3

1.6	Effect on Capital Stock	3

1.7	Exchange of Certificates	6

1.8	Payment of Indebtedness	8

1.9	Escrow	9

1.10	No Further Ownership Rights in Target Capital Stock	9

1.11	Lost, Stolen or Destroyed Certificates	9

1.12	Taxable Transaction	10

ARTICLE II	REPRESENTATIONS AND WARRANTIES OF TARGET	10

2.1	Due Organization and Good Standing	10

2.2	Capitalization	11

2.3	Subsidiaries	12

2.4	Authorization; Binding Agreement	12

2.5	Governmental Approvals	13

2.6	No Violations or Conflicts	13

2.7	Target Financial Statements	14

2.8	Absence of Certain Developments	15

2.9	Absence of Undisclosed Liabilities	18

2.10	Compliance with Laws	18

2.11	Regulatory Agreements; Permits	18

2.12	Litigation	19

2.13	Restrictions on Business Activities	19

2.14	Material Contracts	20

2.15	Intellectual Property and Privacy	22

-i-

(continued)

Page

2.16	Employee Benefit Plans	31

2.17	Taxes and Returns	33

2.18	Finders and Investment Bankers	35

2.19	Title to Properties; Assets	35

2.20	Employee Matters	36

2.21	Environmental Matters	37

2.22	Transactions with Affiliates	38

2.23	Insurance	38

2.24	Books and Records	38

2.25	Bankruptcy	39

2.26	Information Supplied	39

2.27	Illegal Payments	39

2.28	Notes and Accounts Receivable	39

2.29	Money Laundering Laws	39

2.30	Antitakeover Statutes	40

2.31	Customers	40

2.32	Negotiations	40

2.33	Effect of the Transaction	40

2.34	Advertising	40

2.35	Cancellation of Target Common Stock, Target Preferred Stock, Target Options and Target Warrants	40

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	40

3.1	Due Organization and Good Standing	41

3.2	Capitalization of Parent	41

3.3	Merger Sub	42

3.4	Authorization; Binding Agreement	42

3.5	Governmental Approvals	42

3.6	No Violations or Conflicts	43

3.7	SEC Filings and Parent Financial Statements	43

3.8	Issuance of Shares	44

-ii-

(continued)

Page

3.9	Absence of Certain Developments	44

3.10	Litigation	44

3.11	Finders and Investment Bankers	45

3.12	Information Supplied	45

3.13	Sponsor Lock-Up Restriction	45

3.14	Availability of Funds	45

3.15	Certain Shares	45

ARTICLE IV	COVENANTS	46

4.1	Conduct of Business of Target	46

4.2	No Solicitation	49

4.3	Tender Offer	50

4.4	Access to Information	53

4.5	Confidentiality	54

4.6	Public Disclosure	54

4.7	Further Assurances	54

4.8	Escrow Agreement	54

4.9	Employees	54

4.10	Expenses	55

4.11	Notification of Certain Matters	55

4.12	Target Stockholder Consent	55

4.13	Standstill	55

4.14	Financial Statements	56

4.15	Registration Rights Agreement	56

4.16	Sponsor Lock-Up Restriction	56

ARTICLE V	CONDITIONS TO THE MERGER	56

5.1	Conditions to Obligations of Each Party to Effect the Merger	56

5.2	Additional Conditions to the Obligations of Parent and Merger Sub	56

5.3	Additional Conditions to Obligations of Target	59

ARTICLE VI	TERMINATION, AMENDMENT AND WAIVER	60

6.1	Termination	60

-iii-

(continued)

Page

6.2	Effect of Termination	61

6.3	Amendment	61

6.4	Extension; Waiver	61

6.5	Termination Fee	62

ARTICLE VII	ESCROW AND INDEMNIFICATION	62

7.1	Escrow Fund	62

7.2	Indemnification	63

7.3	Escrow Period; Release from Escrow	66

7.4	Claims Upon Escrow Fund	67

7.5	Objections to Claims	67

7.6	Claims by Target Indemnified Persons	68

7.7	Resolution of Conflicts and Arbitration	69

7.8	Stockholder Representative; Escrow Cash Fund	69

7.9	Actions of the Stockholder Representative	71

ARTICLE VIII	TRUST FUND WAIVER	72

8.1	Trust Fund Waiver	72

ARTICLE IX	GENERAL PROVISIONS	73

9.1	Notices	73

9.2	Interpretation	74

9.3	Counterparts	74

9.4	Entire Agreement; Nonassignability; Parties in Interest	74

9.5	Severability	75

9.6	Remedies Cumulative	75

9.7	Governing Law; Waiver of Jury Trial	75

9.8	Rules of Construction	75

9.9	Enforcement	76

9.10	Conflict Waiver	76

-iv-

Glossary of Defined Terms

Defined Term	Section
Acquisition Proposal	Section 4.2(a)
Acquisition Transaction	Section 4.2(a)
Action	Section 2.12
Advertising Related Agreements	Section 2.34
Aggregate Series C Escrow Consideration	Section 1.6(c)
Agreement	Preamble
Ancillary Credit Agreements	Section 5.2(l)
Benefit Plan(s)	Section 2.16(a)
Bridge Loan	Recitals
Business Combination	Section 8.1
Business Day	Section 1.2(a)
Cap	Section 7.2(d)
CERCLA	Section 2.21(a)(i)
Certificates	Section 1.7(b)
Certificate of Merger	Section 1.2(b)
Claims	Section 8.1
Closing	Section 1.2(a)
Closing Amounts Certificate	Section 1.8(b)
Closing Date	Section 1.2(a)
Closing Filing	Section 4.3(g)(ii)
Closing Press Release	Section 4.3(g)(ii)
Closing Spreadsheet	Section 1.8(b)
Code	Section 2.16(a)
Confidential Information	Section 2.15(h)
Confidentiality Agreement	Section 4.5
Consent	Section 2.5
Consolidated EBITDA	Section 5.2(p)
Copyrights	Section 2.15(a)(iii)
COTS Software	Section 2.14(a)(xii)
Credit Agreement	Section 1.8(a)
Damages	Section 7.2(b)(i)
Delaware Secretary of State	Section 1.2(b)
DGCL	Section 1.1
Dissenting Shares	Section 1.6(k)
Dissenting Stockholders	Section 1.6(k)
DOL	Section 2.16(d)
Effective Time	Section 1.1
Encumbrances	Section 2.6
Enforceability Exceptions	Section 2.4
Environmental Laws	Section 2.21(a)(i)
Equity Financing	Section 3.14
Equity Financing Commitment	Section 3.14
ERISA	Section 2.16(a)
ERISA Affiliate	Section 2.16(a)
Escrow Agent	Section 1.9
Escrow Agreement	Section 1.9

Defined Term	Section
Escrow Cash Fund	Section 7.8(c)
Escrow Consideration	Section 1.6(c)
Escrow Fund	Section 1.9
Exchange Act	Section 2.7(a)
Exchange Agent	Section 1.7
Exchange Fund	Section 1.7(a)
Expiration Time	Section 4.3(a)
Fenwick	Section 9.10
Financing Commitment Letter	Recitals
Fundamental Representations	Section 7.2(a)
GAAP	Section 2.1
Governmental Authority	Section 2.5
Hazardous Materials	Section 2.21(a)(ii)
Indebtedness	Section1.8(a)
Indemnifying Party	Section 7.2(b)(i) and 7.2(c)
Initial Expiration Date	Section 4.3(a)
Initial Termination Date	Section 7.2(a)
Intellectual Property	Section 2.15(a)
Investor	Section 3.14
IPO	Section 8.1
IRS	Section 2.16(c)
Issued Patents	Section 2.15(a)(i)
JAMS	Section 7.7(a)
Junior Preferred Per Share Escrow Consideration	Section 1.6(d)
Junior Preferred Per Share Upfront Merger Consideration	Section 1.6(d)
Junior Preferred Stock Consideration	Section 1.6(d)
Knowledge	Section 2.2
Latest Balance Sheet	Section 2.7(a)
Law(s)	Section 2.4
Limitation	Section 7.2(d)
Lock-Up Agreement	Recitals
Material Adverse Effect	Section 2.1
Material Contracts	Section 3.6
Merger	Recitals
Merger Sub	Preamble
Merger Sub Organizational Documents	Section 3.1
Moral Rights	Section 2.15(a)(vii)
Network Advertising	Section 2.34
Obsidian	Section 1.8(a)
Offer Documents	Section 4.3(d)
Offer to Purchase	Section 4.3(d)
Officer’s Certificate	Section 7.4
Order	Section 2.12
Owned Intellectual Property	Section 2.15(c)(ii)
Parent	Preamble
Parent Common Stock	Section 1.6(c)
Parent Disclosure Schedules	Article III
Parent Documents	Section 3.4

ii

Defined Term	Section
Parent Financials	Section 3.7(b)
Parent Indemnified Person(s)	Section 7.2(b)(i)
Parent Material Contract	Section 3.6
Parent Organizational Documents	Section 3.1
Parent Preferred Stock	Section 3.2(a)
Parent SEC Reports	Section 3.7(a)
Parent Warrants	Section 3.2(a)
Party/Parties	Preamble
Patent Applications	Section 2.15(a)(ii)
Patents	Section 2.15(a)(ii)
Payoff Letter	Section 1.8(a)
Per Share Escrow Cash Consideration	Section 7.8(c)
Per Share Escrow Consideration	Section 1.6(d)
Per Share Upfront Merger Consideration	Section 1.6(d)
Person	Section 9.2
Personal Data	Section 2.15(a)(viii)
Principal Stockholders	Recitals
Privacy Policy and Privacy Policies	Section 2.15(o)
Prospectus	Section 8.1
Public Software	Section 2.15(l)
Public Stockholders	Section 8.1
RCRA	Section 2.21(a)(i)
Registered Intellectual Property	Section 2.15(c)(i)
Registration Rights Agreement	Section 4.15
Regulation S-X	Section 2.7(a)
Release Date	Section 7.3(b)
Representative Certificate	Section 7.6(a)
Representative Losses	Section 7.8(b)
Representatives	Section 4.2(a)
Schedule TO	Section 4.3(d)
SEC	Section 2.7(a)
Securities Act	Section 2.7(a)
Security Policies	Section 2.15(q)
Self-Regulatory Guidelines	Section 2.15(a)(ix)
Series C Per Share Escrow Consideration	Section 1.6(c)
Series C Per Share Upfront Merger Consideration	Section 1.6(c)
Series C Stock Consideration	Section 1.6(c)
Signing Filing	Section 4.3(g)(i)
Signing Press Release	Section 4.3(g)(i)
Sponsor	Section 3.13
Sponsor Lock-Up Restriction	Section 3.13
Stock Consideration	Section 1.6(d)
Stockholder Representative	Preamble
Subsidiary	Section 2.3
Surviving Corporation	Section 1.1
Target	Preamble
Target 2012 Financials	Section 2.7(a)
Target Affiliate Transaction	Section 2.22

iii

Defined Term	Section
Target Common Stock	Section 1.6(f)
Target Current Facilities	Section 2.21(b)
Target Disclosure Schedules	Article II
Target Documents	Section 2.4
Target Facilities	Section 2.21(b)
Target Financials	Section 2.7(a)
Target Group	Section 9.10
Target Historical Financials	Section 2.7(a)
Target Holder(s)	Section 1.6(b)
Target Indemnified Person(s)	Section 7.2(c)
Target Intellectual Property	Section 2.15(c)(ii)
Target Material Contract	Section 2.14(a)
Target Option Plan	Section 1.6(f)
Target Options	Section 1.6(f)
Target Permits	Section 2.6
Target Preferred Stock	Section 1.6(b)
Target Products	Section 2.15(c)(ii)
Target September 30 Financials	Section 2.7(a)
Target Series A Stock	Section 1.6(b)
Target Series B Stock	Section 1.6(b)
Target Series C Stock	Section 1.6(b)
Target Software	Section 2.15(j)
Target Stockholder Approval	Section 4.12
Target Warrants	Section 1.6(g)
Tax Returns	Section 2.17(a)
Tax(es)/Taxable	Section 2.17(i)
Tender Consideration	Section 4.3(a)
Tender Offer	Section 4.3(a)
Tennenbaum	Section 1.8(a)
Termination Fee	Section 6.5(a)
Third Party Intellectual Property	Section 2.15(c)(ii)
TO Commencement Date	Section 4.3(a)
Trademarks	Section 2.15(a)(iv)
Treasury Regulations	Section 2.16(c)
Trust Fund	Section 3.11

iv

Exhibits

Exhibit A	Form of Lock-Up Agreement
Exhibit B	Form of Certificate of Merger
Exhibit C	Form of Escrow Agreement
Exhibit D	Form of Registration Rights Agreement

v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of January 11, 2013 by and among SCG Financial Acquisition Corp., a Delaware corporation (“Parent”), SCG Financial Merger II Corp., a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub”), Reach Media Group Holdings, Inc., a Delaware corporation (“Target”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative (the “Stockholder Representative”). Parent, Merger Sub and Target are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the boards of directors of Parent, Merger Sub and Target have each determined that this Agreement, the merger of Merger Sub with and into Target (the “Merger”) and the other transactions contemplated hereby are advisable and in the respective best interests of the Parties and their respective stockholders, and such boards of directors have adopted and approved this Agreement and approved the Merger and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with this Agreement, Parent has delivered to Target a financing commitment letter (the “Financing Commitment Letter”), whereby Parent has agreed, within seven (7) Business Days from the date hereof, to enter into a Bridge Loan Agreement, on terms and conditions consistent with the Financing Commitment Letter, pursuant to which Parent shall provide a bridge loan to Target in the amount of Five Hundred Fifty Thousand Dollars ($550,000) (the “Bridge Loan”);

WHEREAS, DAG Ventures GP Fund III, LLC, DAG Ventures III, L.P., DAG Ventures III-QP, L.P., DAG Ventures I-N, LLC, Deep Fork Capital, L.L.C., National CineMedia, LLC, Garry McGuire and KPCB Holdings, Inc. (collectively, the “Principal Stockholders”) will each execute and deliver, within one (1) Business Day from the date hereof, a Lock-Up Agreement with Parent (each a “Lock-Up Agreement”), in substantially the form of Exhibit A attached hereto; and

WHEREAS, the Parties and the Stockholder Representative desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe various conditions to the Merger and the other transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the Parties and the Stockholder Representative, intending to be legally bound hereby, agree as follows:

ARTICLE I

TERMS OF THE MERGER

1.1              The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), at the time the Merger shall become effective (the “Effective Time”), Merger Sub shall be merged with and into Target. Upon consummation of the Merger, the separate existence of Merger Sub shall thereupon cease, and Target, as the surviving corporation in the Merger (the “Surviving Corporation”), shall continue its existence under the Laws of the State of Delaware as a wholly-owned subsidiary of Parent.

1.2              The Closing; Effective Time; Effect.

(a)                Unless this Agreement shall have been terminated pursuant to ARTICLE VI, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE V hereof, the closing of the Merger (the “Closing”) shall take place at the offices of DLA Piper LLP (US), 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601, at 10:00 a.m. Chicago time no later than the third (3rd) Business Day after the date that all of the closing conditions set forth in ARTICLE V have been satisfied or waived, unless another time, date or place is agreed upon in writing by the Parties. The date on which the Closing occurs is herein referred to as the “Closing Date”. A “Business Day” shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.

(b)               Subject to the terms and conditions hereof, concurrently with the Closing, the Parties shall file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in accordance with the DGCL substantially in the form of Exhibit B attached hereto (referred to herein as the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective upon the filing of the Certificate of Merger or at such other time as is agreed by the Parties, in accordance with the DGCL and as specified in the Certificate of Merger. The Certificate of Merger shall change the name of the Surviving Corporation to “RMG Networks Holdings, Inc.”.

(c)                The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of Target and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Target and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

1.3              Certificate of Incorporation. As of the Effective Time, by virtue of the Merger and without any action on part of Merger Sub or Target, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read the same as the certificate of incorporation of Merger Sub as in effect immediately before the Effective Time, until thereafter amended in accordance with the DGCL and such certificate of incorporation; provided, however, that as of the Effective Time the certificate of incorporation of the Surviving Corporation shall provide that the name of the Surviving Corporation is “RMG Networks Holdings, Inc.”.

2

1.4              Bylaws. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or Target, the bylaws of the Surviving Corporation shall be amended and restated to read the same as the bylaws of Merger Sub as in effect immediately before the Effective Time, until thereafter amended in accordance with the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws; provided, however, that all references in such bylaws to Merger Sub shall be amended to refer to “RMG Networks Holdings, Inc.”.

1.5              Directors and Officers.

(a)                The individuals listed on Schedule 1.5(a) of the Parent Disclosure Schedules shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

(b)               The individuals listed on Schedule 1.5(b) of the Parent Disclosure Schedules shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the bylaws of the Surviving Corporation.

1.6              Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Target or the holders of any of the following securities:

(a)                Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation at the Effective Time, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the capital stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b)               Cancellation of Target Preferred Stock. Any shares of Series C preferred stock of Target, par value $0.0001 per share (“Target Series C Stock”), Series B preferred stock of Target, par value $0.0001 per share (“Target Series B Stock”), and Series A preferred stock of Target, par value $0.0001 per share (“Target Series A Stock” and, together with Target Series C Stock and Target Series B Stock, “Target Preferred Stock”), that are owned by (i) Target as treasury stock or (ii) any Subsidiary, shall be automatically cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto. The holders of shares of Target Preferred Stock immediately prior to the Effective Time shall be hereinafter referred to as the “Target Holders”.

3

(c)                Conversion of Target Series C Stock. Each share of Target Series C Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and subject to Section 1.6(b) above) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive (i) the Series C Per Share Upfront Merger Consideration, and (ii) subject to, and in accordance with ARTICLE VII and the Escrow Agreement, the Series C Per Share Escrow Consideration (the Series C Per Share Upfront Merger Consideration and the Series C Per Share Escrow Consideration, collectively, the “Series C Stock Consideration”) and the Per Share Escrow Cash Consideration. The “Series C Per Share Upfront Merger Consideration” shall be equal to eighty five thousand (85,000) shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”) divided by the number of shares of Target Series C Stock issued and outstanding immediately prior to the Effective Time. The “Series C Per Share Escrow Consideration” shall be equal to (i) three hundred thousand (300,000) shares of Parent Common Stock (the “Escrow Consideration”) less the number of shares of Parent Common Stock paid from the Escrow Fund to Parent (or withheld pending the resolution of unresolved claims) pursuant to ARTICLE VII and the Escrow Agreement, multiplied by (ii) 0.85 (such product, the “Aggregate Series C Escrow Consideration”), divided by (iii) the number of shares of Target Series C Stock issued and outstanding immediately prior to the Effective Time. The “Per Share Escrow Cash Consideration” shall have the meaning set forth in Section 7.8(c).

(d)               Conversion of Target Series B Stock and Target Series A Stock. Each share of Target Series B Stock and Target Series A Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and subject to Section 1.6(b) above) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive (i) the Junior Preferred Per Share Upfront Merger Consideration, and (ii) subject to, and in accordance with ARTICLE VII and the Escrow Agreement, the Junior Preferred Per Share Escrow Consideration (the Junior Preferred Per Share Upfront Merger Consideration and the Junior Preferred Per Share Escrow Consideration, collectively, the “Junior Preferred Stock Consideration”) and the Per Share Escrow Cash Consideration. The “Junior Preferred Per Share Upfront Merger Consideration” shall be equal to fifteen thousand (15,000) shares of Parent Common Stock divided by the aggregate number of shares of Target Series B Stock and Target Series A Stock issued and outstanding immediately prior to the Effective Time. The “Junior Preferred Per Share Escrow Consideration” shall be equal to (i) the Escrow Consideration less the number of shares of Parent Common Stock paid from the Escrow Fund to Parent (or withheld pending the resolution of unresolved claims) pursuant to ARTICLE VII and the Escrow Agreement, less the Aggregate Series C Escrow Consideration, divided by (ii) the aggregate number of shares of Target Series B Stock and Target Series A Stock issued and outstanding immediately prior to the Effective Time. The Junior Preferred Per Share Escrow Consideration and the Series C Per Share Escrow Consideration are herein together referred to as the “Per Share Escrow Consideration”. The Junior Preferred Per Share Upfront Consideration and the Series C Per Share Upfront Consideration are herein together referred to as the “Per Share Upfront Consideration”. The Junior Preferred Stock Consideration and the Series C Stock Consideration are herein together referred to as the “Stock Consideration.”

4

(e)                Cancellation of Target Common Stock. Each share of Target’s common stock, par value $0.0001 per share (the “Target Common Stock”), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and extinguished without any present or future right to receive the Stock Consideration, the Per Share Escrow Cash Consideration or any other payment or consideration, there being insufficient funds to qualify for any distribution in accordance with Target’s certificate of incorporation.

(f)                Target Options. At the Effective Time, all options to purchase Target Common Stock (“Target Options”) then outstanding under the Danouv Inc. 2006 Global Share Plan, as amended (the “Target Option Plan”), and all other Target Options then outstanding, shall be cancelled in accordance with their terms.

(g)               Target Warrants. At the Effective Time, all warrants to purchase any series of Target Preferred Stock or Target Common Stock then outstanding (“Target Warrants”) shall be cancelled in accordance with their terms.

(h)               Adjustments to Stock Consideration. The Stock Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Target Preferred Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Target Preferred Stock occurring after the date hereof and prior to the Effective Time.

(i)                 Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each Target Holder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such Target Holder) shall receive an amount in cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) Ten Dollars ($10.00). The fractional share interests of each Target Holder shall be aggregated, so that no Target Holder shall receive cash in respect of fractional share interests in an amount greater than the value of one (1) full share of Parent Common Stock.

5

(j)                 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Target Common Stock or Target Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a Target Holder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive any Stock Consideration or the Per Share Escrow Cash Consideration, or cancelled without consideration therefor, as applicable (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s shares of Target Common Stock or Target Preferred Stock shall thereupon be treated as if they had (i) with respect to shares of Target Preferred Stock, been converted into and become exchangeable for the right to receive, as of the Effective Time, the Stock Consideration and the Per Share Escrow Cash Consideration that such share of Target Preferred Stock is entitled to receive in accordance with this Section 1.6 without any interest thereon and (ii) with respect to shares of Target Common Stock, been cancelled without consideration therefor in accordance with this Section 1.6. Target shall give Parent (i) prompt notice of any written demands for appraisal of any shares Target Common Stock or Target Preferred Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Target relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Target shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Stock Consideration made available to the Exchange Agent pursuant to Section 1.7 in exchange for shares of Target Preferred Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

1.7              Exchange of Certificates. Continental Stock Transfer & Trust Company, or such other institution selected by Parent and reasonably acceptable to Target, shall act as exchange agent (the “Exchange Agent”) in the Merger.

(a)                Parent to Provide Parent Common Stock and Cash in Lieu of Fractional Shares. Promptly after the Effective Time, Parent shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Section 1.7 through such reasonable procedures as Parent may adopt: (i) certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for shares of Target Preferred Stock outstanding immediately prior to the Effective Time and (ii) cash payable pursuant to Section 1.6(j) in lieu of fractional shares (the “Exchange Fund”).

6

(b)               Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Target Preferred Stock (the “Certificates”), whose shares were converted into the right to receive the Series C Per Share Upfront Merger Consideration or the Junior Preferred Per Share Upfront Merger Consideration, as applicable, cash in lieu of fractional shares, and the Series C Per Share Escrow Consideration or the Junior Preferred Per Share Escrow Consideration, as applicable, pursuant to Section 1.6 and in accordance with ARTICLE VII and the Escrow Agreement: (i) a letter of transmittal, in customary form, which shall specify (A) that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and (B) that receipt of the Series C Per Share Upfront Merger Consideration or the Junior Preferred Per Share Upfront Merger Consideration, as applicable, cash in lieu of fractional shares, the Series C Per Share Escrow Consideration or the Junior Preferred Per Share Escrow Consideration, as applicable, and the Per Share Escrow Cash Consideration shall be contingent upon such holder executing a Lock-Up Agreement, substantially in the form attached hereto as Exhibit A; (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Series C Per Share Upfront Merger Consideration or the Junior Preferred Per Share Upfront Merger Consideration, as applicable, cash in lieu of fractional shares and the right to receive the Series C Per Share Escrow Consideration or the Junior Preferred Per Share Escrow Consideration, as applicable, and the Per Share Escrow Cash Consideration; and (iii) such other customary documents as may be required pursuant to such instructions. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor: (i) a certificate evidencing the Per Share Upfront Merger Consideration to which such holder is entitled pursuant to Section 1.6; (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c); and (iii) cash (without interest) in respect of fractional shares as provided in Section 1.6(j), and the Certificate so surrendered shall forthwith be canceled.

(c)                Rights of Former Target Holders. Until surrendered for exchange in accordance with the provisions of this Section 1.7, each Certificate theretofore representing shares of Target Preferred Stock (other than shares to be canceled pursuant to Section 1.6(b) or as to Dissenting Shares) shall from and after the Effective Time represent for all purposes other than the payment of dividends only the right to receive the consideration provided in Section 1.6(c) in exchange therefor. To the extent permitted by Law, former Target Holders of record shall be entitled to vote after the Effective Time at any meeting of Parent shareholders the number of whole shares of Parent Common Stock into which their respective shares of Target Preferred Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Parent Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 1.7. Upon surrender of such Certificate, Parent shall cause the Exchange Agent to deliver to the record holders thereof, without interest, a certificate evidencing the Per Share Upfront Merger Consideration to which such holder is entitled, cash in lieu of fractional shares, and the amount of any dividends or other distributions with a record date after the Effective Time payable with respect to such shares of Parent Common Stock.

(d)               Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

7

(e)                Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to Target Holders six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any Target Holders who have not previously complied with this Section 1.7 shall thereafter look only to Parent for payment of their claim for the applicable Per Share Upfront Merger Consideration, cash in lieu of fractional shares, and any dividends or distributions with respect to Parent Common Stock.

(f)                No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

(g)               Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.7(g) shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Series C Per Share Upfront Merger Consideration or the Junior Preferred Per Share Upfront Merger Consideration, as applicable (and cash in lieu of fractional shares), and the right to receive the Series C Per Share Escrow Consideration or the Junior Preferred Per Share Escrow Consideration, as applicable, and the Per Share Escrow Cash Consideration in accordance with ARTICLE VII and the Escrow Agreement, to which such holder is entitled pursuant to Section 1.6(c).

1.8              Payment of Indebtedness.

(a)                Indebtedness. At the Closing, Parent shall pay, on behalf of Target and the Subsidiaries, all Indebtedness of Target under that certain Credit Agreement, dated as of April 11, 2011, among RMG Networks, Inc., Target, the Lenders party thereto and Obsidian Agency Services, Inc. (“Obsidian”), as Administrative Agent and Collateral Agent thereunder (the “Credit Agreement”) and under those certain Protective Advance Letter Agreements, dated January 24, 2012 and April 24, 2012, as set forth in a payoff letter, executed by Tennenbaum Capital Partners, LLC (“Tennenbaum”), in such form as is consistent with that certain letter agreement, dated as of November 20, 2012, by and between Obsidian and Parent (the “Payoff Letter”) and which Parent does not reasonably believe is inconsistent with the Payoff Letter. For purposes of this Agreement, the term “Indebtedness” means (A) all indebtedness for borrowed money or for the deferred purchase price of property or services (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs (other than expenses and current trade liabilities incurred in the ordinary course of business consistent with past practices and payable in accordance with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (C) all obligations under financing leases, (D) all obligations under conditional sale or other title retention agreements relating to property purchased by Target or any Subsidiary, (E) all obligations under leases required to be accounted for as capital leases under GAAP, (F) all obligations in respect of acceptances issued or created, (G) all liabilities secured by an Encumbrance on any property and (H) all guarantee obligations.

8

(b)               Closing Amounts Certificate. Not less than three (3) Business Days prior to the Closing, Target shall deliver to Parent a certificate (the “Closing Amounts Certificate”) setting forth the Indebtedness and the transaction expenses payable at the Closing. The Closing Amounts Certificate shall include reasonable detail and back-up documentation regarding Target’s calculation thereof with respect to each payee, and a spreadsheet (the “Closing Spreadsheet”) which shall be substantially in the form of Schedule 1.8(b) of the Target Disclosure Schedules (it being acknowledged and agreed that various amounts on Schedule 1.8(b) of the Target Disclosure Schedules are estimates and will be updated prior to Closing as contemplated herein). With respect to the Indebtedness, at such time, Target shall also deliver the Payoff Letter and the pay-off instructions for all such amounts. Target shall provide Parent with access to all information that Parent shall reasonably request to verify Target’s calculations. The Parties agree to work diligently and in good faith with one another to resolve any disagreements either may have with respect to the Closing Amounts Certificate or Closing Spreadsheet.

1.9              Escrow. In connection with the Closing, Parent and the Stockholder Representative shall have executed and delivered to the other an escrow agreement (the “Escrow Agreement”), which shall be in substantially the form of Exhibit C. The Escrow Consideration to be issued by Parent shall be issued by Parent, and Parent shall, at or promptly after the Closing, deliver the Escrow Consideration and Escrow Cash Fund to Wilmington Trust, N.A. (or other institution selected by Parent and reasonably approved by Target) as escrow agent (the “Escrow Agent”), to hold the Escrow Consideration and distribute the same in accordance with the terms of the Escrow Agreement and this Agreement (the Escrow Consideration, following such delivery to the Escrow Agent, being herein referred to as the “Escrow Fund”).

1.10          No Further Ownership Rights in Target Capital Stock. The Stock Consideration delivered upon the surrender for exchange of shares of Target Preferred Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Preferred Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in Section 1.7.

1.11          Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from a Target Holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such Target Holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate.

9

1.12          Taxable Transaction. The Merger is intended to be a taxable transaction. The Parties agree to report the Merger consistent with this intent.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TARGET

Except as set forth in the Target disclosure schedules to this Agreement (the “Target Disclosure Schedules”) that correspond with the sections of this ARTICLE II, which Target Disclosure Schedules shall identify any exceptions to the representations and warranties contained in this ARTICLE II, and which shall be arranged in sections corresponding to the numbered and lettered sections contained in this ARTICLE II and the disclosure in any such numbered and lettered section of the Target Disclosure Schedules shall qualify only the corresponding section in this ARTICLE II (except to the extent disclosure in any numbered or lettered section of the Target Disclosure Schedules is specifically cross-referenced in another numbered and lettered section of the Target Disclosure Schedules), Target hereby represents and warrants to Parent and Merger Sub that the statements contained in this ARTICLE II are true and correct as of the date of this Agreement.

2.1              Due Organization and Good Standing. Except as set forth on Schedule 2.1 of the Target Disclosure Schedules, each of Target and the Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its respective business as now being conducted. Each of Target and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect. Target has heretofore made available to Parent accurate and complete copies of Target’s and each Subsidiaries’ certificate of incorporation, formation or organization, stockholder agreements, bylaws, limited liability company agreements, membership agreements, partnership agreements or equivalent organizational documents, each as currently in effect. None of Target or any Subsidiary is in violation of any provision of its certificate of incorporation, formation or organization, stockholder agreements, bylaws, limited liability company agreements, membership agreements, partnership agreements or equivalent organizational documents.

For purposes of this Agreement, the term “Material Adverse Effect” shall mean, with respect to a Party, any occurrence, state of facts, change, event, effect or circumstance that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, results of operations or financial condition of such Party and its subsidiaries, taken as a whole, except in each case for any such effect attributable to (i) changes in Laws, regulations or generally accepted accounting principles in the United States (“GAAP”), or interpretations thereof, (ii) the announcement or pendency of this Agreement, any actions taken in compliance with this Agreement or the consummation of any of the transactions contemplated by this Agreement (including the Merger), (iii) the failure of a Party or any of its subsidiaries to take any action referred to in Section 4.1 due to another Party’s unreasonable withholding, delaying or conditioning of its consent, (iv) conditions generally affecting the industries in which such Party operates, the global economy or the financial or securities markets in the United States, to the extent that such conditions do not have a materially disproportionate impact on such Party or (v) the outbreak of war or acts of terrorism.

10

2.2              Capitalization. The authorized capital stock of Target consists of 140,000,000 shares of Target Common Stock, of which there were issued and outstanding as of the close of business on January 4, 2013, 6,334,095 shares, and 60,175,878 shares of Target Preferred Stock, of which as of that same date there were designated 22,171,677 shares of Target Series A Stock, 24,157,621 shares of Target Series B Stock, and 13,846,580 shares of Target Series C Stock. As of that same date, there were issued and outstanding, 15,221,880 shares of Target Series A Stock, convertible into 15,221,880 shares of Target Common Stock; 16,794,649 shares of Target Series B Stock, convertible into 16,794,649 shares of Target Common Stock; and 9,692,606 shares of Target Series C Stock, convertible into 9,692,606 shares of Target Common Stock. All outstanding shares of Target Common Stock and Target Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances other than any Encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of Target or any agreement to which Target is a party or by which it is bound. As of that same date, there were 27,982,558 shares of Target Common Stock reserved for issuance under the Target Option Plan. As of that same date, there were 24,013,216 shares of Target Common Stock, 4,035,685 shares of Target Series A Stock, 4,343,270 shares of Target Series B Stock and 2,423,152 shares of Target Series C Stock reserved for issuance upon the exercise of outstanding Target Warrants, and the Target Warrants are held in the amounts and by the Persons set forth on Schedule 2.2 of the Target Disclosure Schedules. Target has delivered to Parent true and complete copies of each Target Warrant and warrant agreement evidencing each Target Warrant and each form of agreement or Target Stock Option Plan evidencing Target Options. Except for the rights created pursuant to this Agreement, the rights disclosed in the preceding three sentences, and except as set forth on Schedule 2.2 of the Target Disclosure Schedules there are no other options, warrants, calls, rights, securities, commitments or agreements of any character to which Target is a party or by which it is bound, obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Common Stock or Target Preferred Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, security, commitment or agreement. All shares of Target Common Stock issuable upon conversion of the Target Preferred Stock or upon exercise of the options described in this Section 2.2, and all shares of Target Common Stock, Target Series A Stock, Target Series B Stock and Target Series C Stock issuable upon exercise of the Target Warrants described in this Section 2.2, will be, when issued pursuant to the respective terms of such Target Preferred Stock, Target Options or Target Warrants, duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.2 of the Target Disclosure Schedules, there are no other contracts, commitments or agreements relating to voting, purchase or sale of Target Common Stock or Target Preferred Stock (a) between or among Target and any of its shareholders; and (b) to Target’s Knowledge, between or among any of Target’s shareholders. “Knowledge” with respect to a particular Party means the actual knowledge of the officers and directors of such Party and the knowledge that such officers or directors would reasonably be expected to have obtained in the ordinary course of the performance of their duties as officers or directors of such Party. All shares of outstanding Target Common Stock and Target Preferred Stock and rights to acquire Target Common Stock or Target Preferred Stock were issued in compliance with all applicable federal and state securities Laws.

11

2.3              Subsidiaries. Schedule 2.3 of the Target Disclosure Schedules sets forth a true, complete and correct list of all Subsidiaries, the authorized equity interests of each Subsidiary, the issued and outstanding equity interests of each Subsidiary, each Subsidiary’s respective jurisdiction of organization and all jurisdictions in which each Subsidiary is qualified to conduct business. All of the equity interests of the Subsidiaries are owned, directly or indirectly, by Target free and clear of any Encumbrance with respect thereto. All of the outstanding equity interests in each of the Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights, and were issued in compliance with applicable Laws. No equity interests of any of the Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, equity interests in any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional equity interests or options, warrants or rights to purchase or acquire any additional equity interests or securities convertible into or exchangeable for such interests of such Subsidiary. Neither Target nor any Subsidiary owns any other equity or voting interests in (including any securities exercisable or exchangeable for or convertible into equity or voting interests in) any other Person other than publicly traded securities constituting less than five percent (5%) of the outstanding equity of the issuing entity, other than the equity interest of the Subsidiaries owned by Target or another Subsidiary. As used in this Agreement, “Subsidiary”, when used with respect to Target, means any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other ownership interests having by their terms voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is beneficially owned or controlled, directly or indirectly, by Target or by any one or more of the Subsidiaries (as defined in the preceding clause), or by Target and one or more of the Subsidiaries.

2.4              Authorization; Binding Agreement. Target has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document or instrument or certificate contemplated by this Agreement to be executed by Target in connection with the consummation of the Merger (the “Target Documents”), and, assuming the approval of Target’s stockholders, to consummate the Merger. The execution and delivery of this Agreement, the Target Documents and the consummation of the transactions contemplated hereby, including the Merger: (i) have been duly and validly authorized by the board of directors of Target, and (ii) no other corporate or limited liability company proceedings on the part of Target or any Subsidiary are necessary to authorize the execution and delivery of this Agreement or the Target Documents or to consummate the Merger, other than the approval of Target’s stockholders. This Agreement has been, and each of the Target Documents will be at or prior to the Closing, duly and validly executed and delivered by Target and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of Target, enforceable against Target in accordance with their terms, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other foreign, federal, state or local Order, statute, law, rule, regulation, ordinance, writ, injunction, arbitration award, directive, judgment, decree, principle of common law, constitution, treaty or any interpretation thereof enacted, promulgated, issued, enforced or entered by any Governmental Authority (each, a “Law” and collectively, the “Laws”) of general application affecting the enforcement of creditors’ rights generally, and the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

12

2.5              Governmental Approvals. No consent, approval, waiver, order, authorization or permit of, or notice to or declaration or filing with (each, a “Consent”), any government, any state or other political subdivision thereof, or any other entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization (each, a “Governmental Authority”), on the part of Target or any Subsidiary is required to be obtained or made in connection with the execution, delivery or performance by Target of this Agreement, the Target Documents or the consummation by Target of the transactions contemplated hereby (including the Merger), other than: (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL and (ii) such filings as may be required in any jurisdiction where Target is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization.

2.6              No Violations or Conflicts. Except as set forth on Schedule 2.6 of the Target Disclosure Schedules, the execution and delivery by Target of this Agreement or the Target Documents, the consummation of the Merger and the other transactions contemplated hereby, and compliance by Target with any of the provisions hereof or thereof, will not: (i) conflict with or violate any provision of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents of Target or any Subsidiary, (ii) require any Consent under or result in a material violation or material breach of, or constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any Target Material Contract to which Target or any Subsidiary is a party or by which Target’s or any Subsidiary’s assets are bound, (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any liens, claims, mortgages, pledges, security interests, equities, options, assignments, hypothecations, preferences, priorities, deposit arrangements, easements, proxies, voting trusts or charges of any kind or restrictions (whether on voting, sale, transfer, disposition or otherwise) or other encumbrances or restrictions of any nature whatsoever, whether imposed by agreement, Law or equity, or any conditional sale contract, title retention contract or other contract (collectively, the “Encumbrances”) upon any of the properties, rights or assets of Target or any Subsidiary, (iv) adversely affect the validity of any of the permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other governmental authorizations, certificates, consents and approvals necessary to lawfully conduct its business as presently conducted and to own, lease and operate its assets and properties (collectively, the “Target Permits”) or cause a cancellation of or otherwise adversely affect any of the Target Permits, (v) adversely affect any of the properties, rights or assets of Target or any Subsidiary or (vi) conflict with, contravene or violate any Law to which Target or any Subsidiary or any of their respective assets or properties is subject.

13

2.7              Target Financial Statements.

(a)                As used herein, the term “Target Financials” means (i) Target’s audited consolidated financial statements (including, in each case, any related notes thereto), consisting, in part, of Target’s consolidated balance sheets as of December 31, 2011, 2010 and 2009, and the related consolidated statements of income and statements of cash flow for the years ended December 31, 2011 and 2010 (the “Target Historical Financials”), (ii) Target’s audited consolidated financial statements (including, in each case, any related notes thereto), consisting, in part, of Target’s consolidated balance sheet as of December 31, 2012 and the related consolidated statement of income and statement of cash flow for the year ended December 31, 2012 (the “Target 2012 Financials”) and (iii) the unaudited consolidated balance sheets of Target as of September 30, 2012 (the “Latest Balance Sheet”) and September 30, 2011 and the related consolidated statements of income and cash flows of Target for the nine (9) month periods then ended (the “Target September 30 Financials”). Target has made available to Parent true, correct and complete copies of the Target Financials. Subject to the absence of footnotes and year-end audit adjustments with respect to any unaudited Target Financials, the Target Financials (i) are accurate and complete in all material respects and have been prepared in accordance with GAAP, consistently applied, (ii) are derived from and are in accordance with the books and records of Target and the Subsidiaries and (iii) fairly present in all material respects the consolidated financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Target and the Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (x) GAAP consistently applied and (y) Regulation S-X (“Regulation S-X”) under the Securities Act of 1933, as amended (the “Securities Act”). Neither Target nor any Subsidiary had any off-balance sheet arrangements (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Target Financials, to the extent required for inclusion in the Tender Offer, comply in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Regulation S-X and the published general rules and regulations of the SEC. Notwithstanding any provision in this Agreement to the contrary, (A) any representation and warranty in this Agreement with respect to the Target 2012 Financials shall be made only as of the date Target delivers to Parent the Target 2012 Financials (which, for the avoidance of doubt, shall be not later than February 15, 2013), and as of the Closing Date and (B) with respect to the Target Financials being presented in accordance with Regulation S-X and in compliance in all material respects with the Exchange Act, it shall not be a breach of such representation and warranty if, on or before January 31, 2013, Target delivers to Parent the Target Historical Financials and the Target September 30 Financials presented in accordance with Regulation S-X and in compliance in all material respects with the Exchange Act.

14

(b)               Except as set forth on Schedule 2.7 of the Target Disclosure Schedules, to Target’s Knowledge, for the years ended December 31, 2012 and 2011 and the nine (9) months ended September 30, 2012, Target has had no (i)  material weaknesses in the design or operation of Target’s internal controls over financial reporting that are reasonably likely to adversely affect Target’s ability to record, process, summarize and report financial information or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in Target’s internal controls over financial reporting.

(c)                Except as set forth on Schedule 2.7 of the Target Disclosure Schedules, Target and each Subsidiary has not, and to the Knowledge of Target, no auditor or accountant of Target or any Subsidiary or any managing member, manager, director, general partner, officer or consultant of Target or any Subsidiary, has, received any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Target or any Subsidiary or their internal accounting controls, including any complaint, allegation, assertion or claim that Target or any Subsidiary has engaged in questionable accounting or auditing practices. No attorney representing Target or any Subsidiary has reported evidence to Target of any violation of consumer protection (including rules and regulations promulgated by any state or federal Governmental Authority or with jurisdiction, oversight or regulatory control over the conduct of the business of Target or the Subsidiaries) or securities Laws, breach of fiduciary duty or similar violation by Target or any Subsidiary or any of their respective officers, managing members, general partners, directors, managers, employees or agents.

(d)               Target and the Subsidiaries maintain accurate books and records which reflect their respective assets and liabilities in all material respects and provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements of Target in accordance with GAAP, consistently applied. Neither Target nor any of the Subsidiaries has Knowledge of any violation of applicable Law by Target or any Subsidiary, or of any other event or circumstance, which reasonably would indicate that Target’s internal controls are materially inadequate to provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) access to assets of Target and the Subsidiaries is permitted only in accordance with management’s authorization and (iii) all accounts, notes and other receivables and inventory are recorded accurately in all material respects, and reasonable procedures are implemented to effect the collection thereof on a current and timely basis.

2.8              Absence of Certain Developments. Except as set forth on Schedule 2.8 of the Target Disclosure Schedules, from the date of the Latest Balance Sheet to the date of this Agreement, Target and each Subsidiary (a) has conducted its respective businesses only in the ordinary course of business consistent with past practice, (b) used all commercially reasonable efforts to preserve their respective businesses and customers, (c) extended credit to customers, collected accounts receivable and paid accounts payable and similar obligations in the ordinary course of business consistent with its past practice and (d) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business. Without limiting the generality of the foregoing, from the date of the Latest Balance Sheet:

15

(a)                There has not been a Material Adverse Effect on Target and the Subsidiaries, taken as a whole, and there has not been any change, event, development or condition (whether or not covered by insurance) that has resulted in, or would be reasonably expected to result in, a Material Adverse Effect on Target and the Subsidiaries, taken as a whole;

(b)               there has not been any damage, destruction or loss to the property or assets of Target or any Subsidiary, whether or not covered by insurance, exceeding in the aggregate One Hundred Thousand Dollars ($100,000);

(c)                there has not been any declaration, setting aside or payment of any dividend or other distribution of cash or other property in respect of any shares of capital stock or other equity securities of Target or the Subsidiaries or any repurchase, redemption, or other acquisition by Target or the Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interest in, Target or the Subsidiaries other than distributions from a Subsidiary to Target or another Subsidiary;

(d)               neither Target nor any Subsidiary has entered into any employment or severance agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of Target’s or the Subsidiaries’ officers or employees other than in the ordinary course of business, or as required by applicable Law;

(e)                there has not been any change by Target or the Subsidiaries in accounting or Tax reporting principles, methods or policies;

(f)                neither Target nor any of the Subsidiaries has made or rescinded any election relating to Taxes or settled or compromised any claim relating to Taxes;

(g)               neither Target nor any of the Subsidiaries has entered into any transaction or contract other than in the ordinary course of business and as provided to Parent, or amended, terminated or is in default under, any Target Material Contract;

(h)               neither Target nor any of the Subsidiaries has failed to promptly pay and discharge current liabilities, except for amounts not in excess of Fifty Thousand Dollars ($50,000) or where disputed in good faith by appropriate proceedings;

(i)                 neither Target nor any of the Subsidiaries has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any holder of Target Common Stock or Target Preferred Stock or any director, officer, partner, stockholder, or affiliate of any holder of Target Common Stock or Target Preferred Stock;

16

(j)                 neither Target nor any Subsidiary has (i) mortgaged, pledged or subjected to any Encumbrance (other than licenses to Intellectual Property granted in the ordinary course of business) any of its assets or (ii) acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of Target or any Subsidiary, except in the case of clause (ii), for assets acquired, sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business;

(k)               neither Target nor any Subsidiary has discharged or satisfied any Encumbrance (or paid any liability) except in the ordinary course of business;

(l)                 neither Target nor any Subsidiary has cancelled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any contract or right except in the ordinary course of business and which, in the aggregate, would not be material to Target or any Subsidiary taken as a whole;

(m)             neither Target nor any Subsidiary has made or committed to make any capital expenditures in excess of Thirty Five Thousand Dollars ($35,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate, other than capital expenditures permitted by Section 4.1(k);

(n)               neither Target nor any Subsidiary has issued, created, incurred, assumed, guaranteed, endorsed or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness of Target in an amount in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

(o)               neither Target nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property rights owned by Target or any Subsidiary except in the ordinary course of business;

(p)               neither Target nor any Subsidiary has instituted or settled any legal proceeding resulting in a loss of revenue in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

(q)               there has been no amendment to any organizational document of any of Target or the Subsidiaries or any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving Target or any Subsidiary, and no creation of any new subsidiary by Target or any Subsidiary;

(r)                 to Target’s and it Subsidiaries’ Knowledge, there has been no material adverse change in Target’s or any of the Subsidiaries’ relations with any customer, distributor, supplier or agent;

(s)                there are no accrued but unpaid dividends on shares of Target Common Stock or Target Preferred Stock;

17

(t)                 there has been no grant of credit to any customer, distributor or supplier of Target or any Subsidiary on terms or in amounts materially more favorable than had been extended to such customers, distributors or suppliers in the past; and

(u)               none of Target or any Subsidiary has agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 2.8.

2.9              Absence of Undisclosed Liabilities. As of the date hereof, neither Target nor any Subsidiary has any liabilities of any kind (whether absolute, accrued, contingent, determined, determinable, choate, inchoate or otherwise) that would have been required to be reflected in, reserved against or otherwise described on the Latest Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, other than transaction expenses and liabilities incurred in the ordinary course of business consistent with past practice after the date of the Latest Balance Sheet that, individually or in the aggregate, do not exceed One Hundred Thousand Dollars ($100,000).

2.10          Compliance with Laws. Except as set forth on Schedule 2.10 of the Target Disclosure Schedules, Target and each of the Subsidiaries has complied with, is not in violation of and has not received any notices of violation and has not been under investigation with respect to, any Law with respect to the conduct of its business, or the ownership or operation of its business, properties and assets, including, but not limited to, Section 5 of the Federal Trade Commission Act or any unfair competition, false advertising or consumer protection Laws, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target or the Subsidiaries, taken as a whole.

2.11          Regulatory Agreements; Permits. Except as set forth on Schedule 2.11 of the Target Disclosure Schedules:

(a)                There are no: (i) written agreements, consent agreements, memoranda of understanding, commitment letters, cease and desist orders, or similar undertakings to which Target or any Subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, (ii) Orders or directives of or supervisory letters from a Governmental Authority specifically with respect to Target or any Subsidiary, or (iii) resolutions or policies or procedures adopted by Target or any Subsidiary at the request of a Governmental Authority, that (A) limit in any material respect the ability of Target or any Subsidiary to conduct its business as currently being conducted or as contemplated by the Parties to be conducted following the Closing, (B) in any manner impose any requirements on Target or any Subsidiary that materially add to or otherwise materially modify in any respect the requirements imposed under applicable Laws, (C) require Target or any Subsidiary or any of its divisions to make capital contributions or make loans to another division or affiliate of Target or any Subsidiary or (D) in any manner relate to the ability of Target or any Subsidiary to pay dividends or otherwise materially restrict the conduct of business of Target or any Subsidiary in any respect.

18

(b)               Target and each Subsidiary hold all material Target Permits, all of which are in full force and effect, and no suspension, non-renewal, amendment, restriction, limitation or cancellation of any of the Target Permits is pending or, to the Knowledge of Target or any Subsidiary, threatened. To the Knowledge of Target, no facts or circumstances exist that would reasonably be expected to impact Target’s or any Subsidiary’s ability to obtain any material Target Permit in the future as may be necessary for Target or any Subsidiary to continue its operations as currently contemplated. Neither Target nor any Subsidiary is in violation in any material respect of the terms of any Target Permit.

(c)                Each of the officers and employees of Target and each of the Subsidiaries are in compliance with all applicable federal, state and foreign Laws requiring any registration, licensing or qualification, and are not subject to any liability or disability by reason of the failure to be so registered, licensed or qualified.

2.12          Litigation. There is no private, regulatory or governmental inquiry, action, suit, proceeding, litigation, claim, arbitration, assessment or investigation (each, an “Action”) pending before any Governmental Authority or, to the Knowledge of Target, threatened against any of Target or any Subsidiary or any of their respective properties, rights or assets or any of their respective officers, directors, managing members, managers or general partners, (in their capacities as such), including, but not limited to, any action by the Federal Trade Commission regarding the advertising delivered through Target’s or any Subsidiary’s networks, or any claim that such advertising is false, misleading or constitutes an unfair or deceptive trade practice, in each case that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no decree, directive, order, writ, judgment, stipulation, determination, decision, award, injunction, temporary restraining order, cease and desist order or other order by, or any capital plan, supervisory agreement or memorandum of understanding with any Governmental Authority (each, an “Order”) binding against Target or any Subsidiary or any of its properties, rights or assets or any of its officers, directors, managing members, managers or general partners, (in their capacities as such) that could prohibit, prevent, enjoin, restrict or materially alter or delay any of the transactions contemplated by this Agreement (including the Merger), and that could reasonably be expected to have a Material Adverse Effect on Target. Target and each Subsidiary are in material compliance with all Orders. All Actions to which Target or any Subsidiary is a party or, to the Knowledge of Target or any Subsidiary, threatened to become a party, as of the date hereof is set forth on Schedule 2.12 of the Target Disclosure Schedules.

2.13          Restrictions on Business Activities. There is no agreement or Order binding upon Target or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any material respect any current or future business practice of Target or any Subsidiary, any acquisition of property by Target or any Subsidiary, the conduct of business by Target or any Subsidiary as currently conducted or as proposed to be conducted by Target or any Subsidiary, or restricting in any material respect the ability of Target or any Subsidiary from engaging in business as currently conducted or as proposed to be conducted by Target or any Subsidiary or from competing with other parties.

19

2.14          Material Contracts.

(a)                Schedule 2.14(a) of the Target Disclosure Schedules sets forth a list of, and Target has made available to Parent, true, correct and complete copies of, each written contract, agreement, commitment, arrangement, lease, license, permit or plan and each other instrument to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound (each, a “Target Material Contract”) that:

(i)                 is described in the Target Financials for the year ended December 31, 2011;

(ii)               contains covenants that materially limit the ability of Target or any Subsidiary (or which, following the consummation of the Merger, could materially restrict the ability of Parent, Target, the Subsidiaries or any of their affiliates): (A) to compete in any line of business or with any Person or in any geographic area or to sell, supply, price, develop or distribute any service, product or asset, including any non-competition covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person, except, in each case, for any such contract that may be canceled without any penalty or other liability to Target or any Subsidiary upon notice of thirty (30) days or less;

(iii)             involves any joint venture, partnership, limited liability or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any Person that is material to the business of Target or any Subsidiary, taken as a whole;

(iv)             involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(v)               relates to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of Fifty Thousand Dollars ($50,000) with respect to any such Indebtedness;

(vi)             was entered into by Target or any Subsidiary and has not yet been consummated, and involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a substantial amount of the assets or capital stock or other equity interests of another Person;

(vii)           by its terms calls for aggregate payments by Target or any Subsidiary under such contract of more than Two Hundred Thousand Dollars ($200,000);

(viii)         with respect to any material agreement for the acquisition or disposition, directly or indirectly (by merger or otherwise), of a substantial amount of the assets or capital stock or other equity interests of another Person, pursuant to which Target or any Subsidiary has: (A) any continuing indemnification obligations or (B) any “earn-out” or other contingent payment obligations;

20

(ix)             any managing member, manager, director, general partner, executive officer or key employee of Target or any Subsidiary is a party to that cannot be cancelled by Target or such Subsidiary within thirty (30) days’ notice without liability, penalty or premium;

(x)               obligates Target or any Subsidiary to provide indemnification (other than to customers in the ordinary course of business) or a guarantee in excess of Fifty Thousand Dollars ($50,000) with respect to any obligation;

(xi)             obligates Target or any Subsidiary to make any capital commitment or capital expenditure (including pursuant to any joint venture) in excess of Fifty Thousand Dollars ($50,000) with respect to such obligation; other than capital expenditures after the date of this Agreement that are permitted by Section 4.1(k);

(xii)           relates to the development, ownership, licensing or use of any Intellectual Property by Target or any Subsidiary by or from a third party that is material to the business of Target or any Subsidiary, other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for software commercially available on reasonable terms to the public generally, with license, maintenance, support and other fees of less than Fifty Thousand Dollars ($50,000) per year (“COTS Software”);

(xiii)         relates to the employment of, or the performance of services by, any employee, consultant or director, or pursuant to which Target or any Subsidiary are or may be obligated to make any severance, termination or similar payment to any current or former employee, consultant or directors; or pursuant to which Target or any Subsidiary are or may be obligated to make any bonus or similar payment (other than payments constituting such Person’s base salary) in excess of Fifty Thousand Dollars ($50,000) to any current or former employee, consultant or director;

(xiv)         involves severance, change of control or related payments to any employees, consultants or directors of Target or any Subsidiary;

(xv)           involves any holder of Target Common Stock or Target Preferred Stock or affiliate thereof; or

(xvi)         is otherwise material to Target and its Subsidiaries, taken as a whole.

21

(b)               With respect to each Target Material Contract and except as set forth on Schedule 2.14(b) of the Target Disclosure Schedules: (i) each Target Material Contract is legal, valid, binding and enforceable in all material respects against Target or the Subsidiaries, as the case may be, and, to Target’s Knowledge, the other party thereto, and is in full force and effect (except as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement, including the Merger, will not affect the terms, validity or enforceability of such Target Material Contract against the Surviving Corporation or any Subsidiary and, to Target’s Knowledge, the other party thereto; (iii) neither Target nor any Subsidiary is in breach or default in any material respect, and no event has occurred which, with the passage of time or giving of notice or both, would constitute such a breach or default by Target or any Subsidiary, or permit termination or acceleration by the other party, under any Target Material Contract; (iv) as of the date of this Agreement, and to Target’s Knowledge, no other party to any Target Material Contract is in breach or default in any material respect, and no event has occurred which, with the passage of time or giving of notice or both, would constitute such a breach or default by such other party, or permit termination or acceleration by Target or any Subsidiary, under such Target Material Contract; and (v) the consummation of the transactions contemplated by this Agreement, including the Merger, will not obligate Target or any Subsidiary to make any payments thereunder. Neither Target nor any Subsidiary is a party to any material oral contract, agreement or other arrangement.

2.15          Intellectual Property and Privacy.

(a)                Definitions. For purposes of this Agreement, “Intellectual Property” means:

(i)                 all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name, issued by any Governmental Authority, including design patents and industrial design registrations (collectively, “Issued Patents”);

(ii)               all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention filed with any Governmental Authority, applications for certificates of invention and priority rights in any country and regardless of formal name, including substitutions, continuations, continuations-in-part, divisions, divisionals, renewals, revivals, reissues, re-examinations and extensions thereof and including design patent applications and industrial patent applications (collectively “Patent Applications” and, with the Issued Patents, the “Patents”);

(iii)             all copyrights, copyrightable works, semiconductor topography and mask work rights and applications for registration of any of the foregoing, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, Moral Rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions and treaties (collectively, “Copyrights”);

22

(iv)             trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names and all goodwill associated with each of the foregoing (collectively, “Trademarks”) and domain name registrations;

(v)               all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes, however documented;

(vi)             all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable Law, such other intangible assets, properties or rights);

(vii)           rights, of attribution and integrity, the right to claim authorship of a work, to object to or prevent any modification of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar rights including rights of paternity and integrity, whether existing under judicial or statutory Law of any country or jurisdiction worldwide, or under any treaty or similar legal authority, regardless of whether such right is called or generally referred to as a “moral right”) (collectively, the “Moral Rights”);

(viii)         For purposes of this Agreement, “Personal Data” shall mean all data relating to one (1) or more individual(s), whether personally identifying (i.e., data that identifies an individual, identifies an individual device or, in combination with any other information or data available to Target or any Subsidiary, is capable of identifying an individual) or de-identified data, including a Person’s name, street address, telephone number, e-mail address, date of birth, gender, photograph, social security number, Tax identification number, driver’s license number, or any other government issued identification number, passport number, credit card number, bank account information or other financial information, customer or account numbers, account access codes and passwords, or any other piece of information that allows the identification of such Person or enables access to such Person’s financial information , or as that term is otherwise defined by applicable Law; and

(ix)             For purposes of this Agreement, “Self-Regulatory Guidelines” shall mean all privacy, marketing or advertising guidelines issued by the Mobile Marketing Association or any other industry association.

(b)               Title. Target or a Subsidiary owns, solely and exclusively, and has good and marketable title to, or possess legally enforceable rights to use, free and clear of all Encumbrances, all Intellectual Property used or currently proposed to be used in the business of Target or any Subsidiary as currently conducted by Target or any Subsidiary. The Intellectual Property owned by and licensed to Target or any Subsidiary collectively constitutes all of the Intellectual Property used by Target or any Subsidiary to conduct its business as such business is currently being conducted. No current or former officer, director, stockholder, employee, consultant or independent contractor of Target or any Subsidiary has any right, claim or interest in or with respect to any Target Intellectual Property (as defined below).

23

(c)                Patents and Agreements. Schedule 2.15(c) of the Target Disclosure Schedule lists:

(i)                 (A) all Patents, all Trademarks, all registered Copyrights and domain names that are owned or purported to be owned by Target or any Subsidiary (the “Registered Intellectual Property”), including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed and (B) a list of all actions, filings or payments that must be taken or that are due to any Governmental Authority during the ninety (90) day period following the Closing; and

(ii)               (A) all agreements relating to each of the products or services of Target (collectively, the “Target Products”) or other Intellectual Property owned or purported to be owned by Target or any Subsidiary, whether or not such Intellectual Property constitutes Registered Intellectual Property (the “Owned Intellectual Property”) (other than those pursuant to which Target or any Subsidiary grants a right to use for internal purposes subject to standard terms and conditions or terms of use in a form that has been provided to Parent; (B) agreements granting Target or any Subsidiary a right to use, distribute or sublicense any Intellectual Property owned by a Person on an exclusive or non-exclusive basis (the “Third Party Intellectual Property” and together with the Owned Intellectual Property and other than any COTS Software, the “Target Intellectual Property”); (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Target are Fifty Thousand Dollars ($50,000) or more; (D) joint development agreements; (E) any agreement by which Target or any Subsidiary grants any ownership right to any Owned Intellectual Property owned by Target or any Subsidiary; (F) any order relating to Owned Intellectual Property and any order known to Target or any Subsidiary to relate to Third Party Intellectual Property; (G) any option relating to any Owned Intellectual Property; and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Target Products or Owned Intellectual Property (including any source code escrows pursuant to which a party could have a right to access source code.

(d)               Third Party Infringement. To the Knowledge of Target, there is no unauthorized use, disclosure, infringement or misappropriation of any Owned Intellectual Property and to the Knowledge of Target, any Third Party Intellectual Property, by any third party, including any employee, consultant or former employee or consultant of Target or any Subsidiary. Neither Target nor any Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Parent or its counsel. Except as set forth on Schedule 2.15(d) of the Target Disclosure Schedules, there are no royalties, fees or other payments payable by Target or any Subsidiary to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

24

(e)                No Breach. Neither Target nor any Subsidiary is in breach of any license, sublicense or other agreement relating to the Target Intellectual Property. Neither the execution, delivery or performance of this Agreement or any Target Document or other ancillary agreement contemplated hereby nor the consummation of the Merger or any of the other transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Parent’s right to own or use any Target Intellectual Property.

(f)                Status. All Patents, registered Trademarks and registered Copyrights held by Target or any Subsidiary are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts. Except as set forth on Schedule 2.15(f) of the Target Disclosure Schedules, neither Target nor any Subsidiary, nor any Owned Intellectual Property or any Target Product is infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party. Except as set forth on Schedule 2.15(f) of the Target Disclosure Schedules, there is no proceeding pending or, to the Knowledge of Target, threatened, nor has any claim or demand been made that challenges the legality, validity, enforceability or ownership of any item of Target Intellectual Property or alleges a claim of infringement of any Patents, Copyrights or Trademarks, or violation of any trade secret or other proprietary right of any third party. Except as set forth on Schedule 2.15(f) of the Target Disclosure Schedules, neither Target nor any Subsidiary has brought a proceeding alleging infringement of Target Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

(g)               Employee and Consultant Assignment. All current and former officers and employees of Target and each Subsidiary have executed and delivered to Target or such Subsidiary, as the case may be, an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and, with respect to those officers and employees that were involved in the development of any Owned Intellectual Property or any Target Products, and the assignment to Target or such Subsidiary of any Intellectual Property arising from services performed for Target or such Subsidiary by such persons, the form of which has been supplied to Parent. All current consultants and independent contractors to Target or each Subsidiary involved in the development, modification, marketing and servicing of any Target Products or Target Intellectual Property have executed and delivered to Target or such Subsidiary an agreement in the form provided to Parent or its counsel (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Target or such Subsidiary of any Intellectual Property arising from services performed for Target by such persons. To the Knowledge of Target, no employee or independent contractor of Target or any Subsidiary is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Target or such Subsidiary. To the Knowledge of Target, no current or former officer, director, stockholder, employee, consultant or independent contractor of Target or any Subsidiary has any right, claim or interest in or with respect to any Target Intellectual Property. All authors retained by Target or any Subsidiary of any works of authorship in the Owned Intellectual Property or Target Products, whether as an employee, contractor or otherwise, have irrevocably and in writing expressly waived their Moral Rights in such Owned Intellectual Property or Target Products, as the case may be, and have agreed to a covenant not to assert their Moral Rights, in each case, to the extent permitted by applicable Law, or such authors prepared such works in jurisdictions that do not recognize Moral Rights.

25

(h)               Confidentiality. Target and each Subsidiary have taken commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Target Intellectual Property (except such Target Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Target Intellectual Property. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright (“Confidential Information”) owned by Target or any Subsidiary by or to a third party has been pursuant to the terms of a written agreement between Target or such Subsidiary and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target or any Subsidiary has been pursuant to the terms of a written agreement between Target or such Subsidiary and the owner of such Confidential Information, or is otherwise lawful.

(i)                 No Product Liability. No product liability claims have been communicated in writing to or, to Target’s Knowledge, threatened against Target or any Subsidiary.

(j)                 Software. A complete list of each of the Target Products and Target’s proprietary software (“Target Software”), together with a brief description of each, is set forth in Schedule 2.15(j) of the Target Disclosure Schedule. The Target Software and Target Products conform in all material respects with any published specification, published documentation, written performance standard, representation or statement provided with respect thereto by or on behalf of Target.

(k)               No Proceedings. Except as set forth on Schedule 2.15(f) of the Target Disclosure Schedules, neither Target nor any Subsidiary is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Target Intellectual Property by Target or any Subsidiary, or which may affect the validity, use or enforceability of such Target Intellectual Property. Except as set forth on Schedule 2.15(f) of the Target Disclosure Schedules, neither Target nor any Subsidiary is subject to any agreement that restricts in any material respect the use, transfer, delivery or licensing by Target or any Subsidiary of the Target Intellectual Property or Target Products.

26

(l)                 No Public Software. Except as set forth on Schedule 2.15(l) of the Target Disclosure Schedules, no Public Software (as defined below) forms part of the any Target Product or Owned Intellectual Property, and no Public Software was or is used in connection with the development of any Target Product or Owned Intellectual Property or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Target Product or Owned Intellectual Property. As used in this Section 2.15, “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License. Neither Target nor any Subsidiary, nor any of their respective officers or employees, have contributed any Target Product or Owned Intellectual Property to Public Software and no contributions have been made by any of Target or any Subsidiary or any of their respective officers or employees to Public Software, if any, that (i) were made in breach of confidentiality, Intellectual Property or other obligations under any Contract to which Target, any Subsidiary or the contributing officer or employee is a party, (ii) breach the terms of the open source license or other agreement under which they were contributed or release or (iii) infringe, misappropriate or otherwise violate any Intellectual Property of any Person.

(m)             Government Funding; Standards Setting Organizations. No government funding, facilities or resources of any government, international organization, university, college, other educational institution or research center was used in the development of the Target Products or Owned Intellectual Property. Neither Target nor any Subsidiary is a member of any industry or standards setting organization that requires a license of any Owned Intellectual Property for membership.

(n)               Personal Data. Schedule 2.15(n) of the Target Disclosure Schedules identifies and describes each electronic or other database containing (in whole or in part) any Personal Data that is maintained by or for Target or any Subsidiary. Target has provided true and accurate information to Parent regarding (i) the types of Personal Data collected by or for Target or any Subsidiary; and (ii) how such Personal Data are collected, processed, used, stored, secured, and/or disclosed. Further:

(i)                 Since the date of Target’s and each Subsidiary’s date of incorporation, formation or organization, all Personal Data have been collected, processed, used, stored, secured, and/or disclosed by or on behalf of Target or any Subsidiary in compliance with all applicable Laws, Self-Regulatory Guidelines, Privacy Policies, Security Policies and mandatory industry standards;

27

(ii)               Target and each Subsidiary has reasonable safeguards in place to protect Personal Data in its possession or control from unauthorized access by third parties, including the employees and contractors of Target and each Subsidiary.

(iii)             Target and the Subsidiaries have used commercially reasonable efforts to ensure that all third parties that have provided Personal Data to Target have collected, processed, used, stored, secured, and/or disclosed such Personal Data in compliance with all applicable Laws and Self-Regulatory Guidelines;

(iv)             Neither Target nor any Subsidiary markets or promotes Target Products to children under the age of thirteen (13) and, to Target’s Knowledge, no children under the age of thirteen (13) have submitted Personal Data to Target through Target’s or any Subsidiaries’ website;

(v)               No Person has made any illegal or unauthorized use of Personal Data that was collected by or on behalf of Target or any Subsidiary and is in Target’s or any Subsidiary’s possession or control;

(vi)             Neither Target nor any Subsidiary is subject to regulation as a telemarketer in any jurisdiction in which it operates or assists or is used by its customers to send any communication. Target provides a technology platform through which its customers may send marketing or advertising messages. Target does not initiate the transmission of any such messages in any manner except as directed by Target’s and the Subsidiaries’ customers. Neither Target nor any Subsidiary select the content or the recipients of any such messages. Neither Target nor any Subsidiary provide any data to its customers regarding the recipients of such messages except in accordance with applicable Law. All customers of Target and the Subsidiaries are required before using Target’s or a Subsidiary’s platform to be contractually bound that they will send marketing or advertising communications only to recipients in compliance with Self-Regulatory Guidelines and all applicable Laws; and

(vii)           Target and each Subsidiary complies fully with its U.S.-E.U. Safe Harbor certification.

(o)               Privacy Policies. Schedule 2.15(o) of the Target Disclosure Schedules (i) contains each of Target’s and each Subsidiary’s privacy policies in effect at any time from inception to the date of this Agreement (each a “Privacy Policy” and collectively “Privacy Policies”) and (ii) identifies the period of time during which each such Privacy Policy was or has been in effect. Further, Target and each Subsidiary:

(i)                 clearly and conspicuously presented or prominently made available for viewing an accurate Privacy Policy to individuals at the time Target or such Subsidiary collects any Personal Data from individuals for Target’s or a Subsidiary’s use on their own behalf and not on behalf of any customer or Target or a Subsidiary;

28

(ii)               notified and obtained consent from each individual using Target’s or a Subsidiary’s platform with respect to any material changes to the data practices described in the Privacy Policy that was presented to an individual at the time the Personal Data were collected from that individual to the extent that Target’s and the Subsidiaries’ practices regarding the Personal Data materially changed from the Privacy Policy that was presented to such individual at the time the Personal Data were collected; and

(iii)             complied with and conducted the business of Target and the Subsidiaries in compliance with each Privacy Policy with respect to Personal Data collected by Target and the Subsidiaries through their website(s).

(p)               Compliance and Notices of Violations.

(i)                 Neither the execution, delivery, or performance of this Agreement or any other agreement referred to in this Agreement, nor the consummation of the Merger or any other transaction contemplated by this Agreement will result in any violation of any applicable Laws or Privacy Policies; and

(ii)               Neither Target nor any Subsidiary has received any oral, written, or other claim, complaint, inquiry, or notice from any third party or any Governmental Authority related to whether Target’s or any Subsidiary’s marketing or advertising practices or collection, processing, use, storage, security, and/or disclosure of Personal Data (a) is in violation of any applicable Laws, Self-Regulatory Guidelines, Privacy Policies or Security Policies or (b) otherwise constitutes an unfair, deceptive, or misleading trade practice.

(q)               Security Measures. Schedule 2.15(q) of the Target Disclosure Schedules sets forth all security policies and procedures of Target and each Subsidiary that have been adopted and implemented from inception to the date of this Agreement, whether such policies are formal or informal or written or unwritten (collectively, the “Security Policies”). Further:

(i)                 Target and the Subsidiaries have used commercially reasonable efforts consistent with standard industry practices, Laws, Self-Regulatory Guidelines and Privacy Policies to store and secure all Personal Data to protect against unauthorized access to or use of the Personal Data, including, without limitation, by adopting and implementing one (1) or more Security Policies;

(ii)               Target and each Subsidiary contractually requires all third parties providing services to Target or the Subsidiaries who have access to or receive Personal Data from Target or any Subsidiary to use commercially reasonable efforts consistent with standard industry practices and Laws, and to store and secure all Personal Data to protect against unauthorized access to or use of such Personal Data;

29

(iii)             to Target’s Knowledge, there has been no unauthorized or illegal use, processing, or disclosure of or access to, any Personal Data stored or secured by or for Target or the Subsidiaries, including with respect to any of Target’s or any Subsidiary’s databases;

(iv)             to Target’s Knowledge, there has been no material breach or violation of any Security Policies and Target and each Subsidiary takes all commercially reasonable actions to protect the confidentiality, integrity and security of its software, databases, systems, networks and Internet sites and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties, and complies with all relevant Laws with regards to the transmission and storage of such information; and

(v)               to Target’s Knowledge, there have been no material unauthorized intrusions or breaches of the security of information technology systems.

(r)                 Bugs. Schedule 2.15(r) of the Target Disclosure Schedules sets forth all information relating to any problem or issue with respect to any of the Target Products of which Target or any Subsidiary is aware which materially and adversely affects the functionality of such Target Products. Without limiting the generality of the foregoing, (i) there are no claims asserted against Target or any Subsidiary or any of their respective customers or distributors related to the Target Products; and (ii) Target has not been and is not required to recall any Target Products.

(s)                Contaminants. All Target Products (and all parts thereof) and the technology used to deliver all Target Products are free of any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components that permit unauthorized access or the unauthorized disablement or erasure of such Target Product and the technology used to deliver all Target Products (or all parts thereof) or data or other software of users.

(t)                 Contests and Sweepstakes; Marketing Laws. Target and each Subsidiary is in compliance with all Laws regarding marketing, advertising, online contests, sweepstakes and lotteries conducted online, including but not limited to any (i) rights of any Person, (ii) rules, policies, procedures or guidelines promulgated by or applicable to any mobile service provider that provides products or services comparable to the Target Products, (iii) Self-Regulatory Guidelines; and (iv) all obligations, placed upon Target or any Subsidiary by any third party (including, without limitation, a mobile service provider or aggregator) that apply or are capable of applying to a product or service comparable or similar to any Target Product, to the marketing or promotion of any Target Product, or to any messaging, promotion, coupon, entry form, or any other content or material sent to or received by an end user in or in connection with a Target Product.

30

2.16          Employee Benefit Plans.

(a)                Schedule 2.16 of the Target Disclosure Schedules lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target within the meaning of Section 414(b), (c), (m) or (o) of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”) (an “ERISA Affiliate”): (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) supplemental retirement or cafeteria plans (Code Section 125), and (iii) any current employment, consulting, severance, change of control or retention plans, programs, policies, agreements or arrangements, written or otherwise, as to which unsatisfied liabilities or obligations (contingent or otherwise) remain for the benefit of, or relating to, any present or former employee, consultant, managing member, general partner, manager or director, or which could reasonably be expected to have any liabilities or obligations (each a “Benefit Plan” and collectively, the “Benefit Plans”).

(b)               With respect to each Target Benefit Plan, Target has provided Parent with true, complete and correct copies of (to the extent applicable): (i) all documents pursuant to which the Target Benefit Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (ii) the most recent determination, opinion, or advisory letter received from the IRS; (iii) each annual report on Form 5500 (including any schedule or financial statement) for the last three (3) plan years; (iv) any form of participant communication required by Law; and (v) any filing submitted by any Governmental Authority.

(c)                Any Target Benefit Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service (“IRS”) a current favorable determination letter as to its qualified status under the Code, or has applied to the IRS for such a determination letter prior to the expiration of the requisite period under applicable final, temporary or proposed regulations promulgated by the United States Department of the Treasury Department under the Code (“Treasury Regulations”) or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer.

(d)               There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, by Target or any Subsidiary or by any trusts created thereunder, any trustee or administrator thereof or any other Person, with respect to any Target Benefit Plan. Each Target Benefit Plan has been administered in accordance with its terms and in material compliance with the requirements prescribed by any and all applicable Laws (including ERISA and the Code). Except as set forth on Schedule 2.16 of the Target Disclosure Schedules, Target and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any respect in default under or violation of, and have no Knowledge of any default or violation by any other party to, any of the Target Benefit Plans. All contributions and premiums required to be made by Target or any ERISA Affiliate to any Target Benefit Plan have been made on or before their due dates, including any legally permitted extensions. No Action is pending (including any matter pending under the IRS’s Employee Plans Compliance Resolution System), or to the Knowledge of Target or any Subsidiary is threatened, against or with respect to any such Target Benefit Plan, including any audit or inquiry by the IRS, United States Department of Labor (the “DOL”) or other Governmental Authority.

31

(e)                Except as set forth in Schedule 2.16 of the Target Disclosure Schedules or as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement, including the Merger, will not, either alone or in combination with any other event or events, (i) entitle any current or former employee, managing member, general partner, manager, director or consultant of Target or any Subsidiary to any material payment (whether of severance pay, unemployment compensation, phantom stock plan payments, golden parachute, bonus or otherwise), (ii) accelerate, forgive indebtedness, vest, distribute, or increase benefits or an obligation to fund benefits with respect to any employee, managing member, general partner, manager, director or consultant of Target or any Subsidiary, (iii) materially increase the amount of compensation due any such employee, managing member, general partner, manager, director or consultant; or (iv) results in any “prohibited transaction”, as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

(f)                Any amounts payable under any of the Target Benefit Plans or any other contract, agreement or arrangement with respect to which Target or any Subsidiary may have any liability will be deductible for federal income Tax purposes by virtue of Section 280G of the Code. None of the Target Benefit Plans contains any provision requiring a gross-up pursuant to Section 280G or 409A of the Code or similar Tax provisions.

(g)               Except as set forth on Schedule 2.16 of the Target Disclosure Schedules, no Target Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees, managing member, general partner, managers, directors or consultants of Target or any Subsidiary after retirement or other termination of service (other than: (i) coverage mandated by Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable similar state Laws, or (ii) benefits, the full direct and complete cost of which is borne by the current or former employee, managing member, general partner, manager, director or consultant (or beneficiary thereof)).

(h)               Neither Target nor any Subsidiary nor any ERISA Affiliate has any liability with respect to any: (i) employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) “multiple employer plan” within the meaning of Sections 4063 and 4064 of ERISA or Section 413(c) of the Code, (iv) voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code), or (v) self-funded health or welfare plan.

32

(i)                 Except as set forth on Schedule 2.16 of the Target Disclosure Schedules, neither Target nor any Subsidiary nor any of its ERISA Affiliates has used the services or workers provided by third party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Target Benefit Plans or the imposition of penalties or excise Taxes with respect to the Target Benefit Plans by the IRS or the DOL.

(j)                 All employees, managers, managing members, general partners, directors and consultants are appropriately classified as such under applicable Law in all material respects, and neither Target nor any Subsidiary is in material violation of any applicable Law in connection with such classification or has not received notice of any possible violation from any Governmental Authority.

(k)               Neither Target nor any ERISA Affiliate provides benefits to employee(s) located outside of the United States.

(l)                 Each Target Option or other right to acquire Target Common Stock or Target Preferred Stock or other equity of Target (i) has an exercise price that has never been and may never be less than the fair market value of the underlying equity as of the date such Target Option or other right was granted in accordance with all governing documents and in substantial compliance with all applicable Law, (ii) has no feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such Target Option or other right, and (iii) to the extent it was granted to an employee, director or consultant after December 31, 2004, was granted with respect to a class of stock of Target that is “service recipient stock” (within the meaning of applicable regulations under Section 409A of the Code). No Benefit Plan subject to Section 409A of the Code results in additional taxation under Section 409A or provides indemnification or Tax gross-up for such additional Taxation.

2.17          Taxes and Returns.

(a)                Target and each Subsidiary has or will have filed, or caused to be filed, all material federal, state, local and foreign Tax returns and reports required to be filed by it (taking into account all available extensions) (collectively, “Tax Returns”), and all such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes that it is contesting in good faith or for which adequate reserves in the Target Financials have been established in accordance with GAAP. There are no claims, assessments, audits, examinations, investigations or other proceedings pending against Target or any Subsidiary in respect of any Tax, and neither Target nor any Subsidiary has been notified in writing of any proposed Tax claims, assessments or audits against Target or any Subsidiary (other than, in each case, claims or assessments for which adequate reserves in the Target Financials have been established in accordance with GAAP or are immaterial in amount). There are no material Encumbrances with respect to any Taxes upon any of Target’s or any Subsidiary’s assets, other than: (i) Taxes, the payment of which are not yet due, (ii) Taxes or charges being contested in good faith by appropriate proceedings, or (iii) Taxes for which adequate reserves in the Target Financials have been established in accordance with GAAP. No Tax Returns of Target have been audited by any taxing authority since Target’s formation. Target has delivered or made available to Parent correct and complete copies of all Tax Returns filed, examination reports and statements of deficiencies assessed or agreed to by Target for the last three (3) years. Neither Target nor any Subsidiary has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Target or any Subsidiary for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

33

(b)               Neither Target nor any Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which Target or any Subsidiary is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code: (i) within the two-year period ending on the date hereof or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(c)                Neither Target nor any Subsidiary is nor has it ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which Target or such Subsidiary is or was the common parent corporation.

(d)               Since formation, neither Target nor any Subsidiary has made any change in accounting method or received a ruling from any taxing authority.

(e)                Neither Target nor any Subsidiary has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4(b).

(f)                Since December 31, 2011, neither Target nor any Subsidiary has: (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax liability or refunds.

(g)               Neither Target nor any Subsidiary is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or similar contract. Neither Target nor any Subsidiary is a party to any joint venture, partnership, or other arrangement or contract, which could be treated as a partnership or “disregarded entity” for United States federal income Tax purposes.

34

(h)               Neither Target nor any Subsidiary has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger other than any such adjustments required as a result of the Merger. Neither Target nor any Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

(i)                 For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any Person, or as a result of any express or implied obligation to indemnify any other Person.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, Target makes no representation or warranty related to any Taxes, except for those representations and warranties set forth in this Section 2.17.

2.18          Finders and Investment Bankers. Except for the fees set forth in Schedule 2.18 of the Target Disclosure Schedules, the fees of which will be borne solely by Target, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby, including the Merger, based upon arrangements made by or on behalf of Target.

2.19          Title to Properties; Assets. Target and each Subsidiary has good and marketable, indefeasible title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Latest Balance Sheet or acquired after the date of the Latest Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Latest Balance Sheet in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all Encumbrances of any kind or character, except: (a) the lien of current Taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the Latest Balance Sheet; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary, taken as a whole. The plants, property and equipment of Target and each Subsidiary that are used in the operations of Target’s or the Subsidiaries’ businesses are in all material respects in good operating condition and repair, subject to normal wear and tear and are usable in the ordinary course of business consistent with past practices. All tangible assets and properties used in the operations of Target and each Subsidiary are reflected in the Latest Balance Sheet to the extent required by GAAP and constitute all of the tangible assets and properties necessary to conduct Target’s and each Subsidiary’s operations and business as currently conducted by Target and each Subsidiary. All leases to which Target or any Subsidiary is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions, and neither Target nor any Subsidiary is in default under any such lease nor, to the Knowledge of Target, has any event occurred which would reasonably result in any event of default under any such lease. True and correct copies of all such leases have been provided to Parent. Neither Target nor any Subsidiary owns any real property or any interests in real property other than those interests in real property described on Schedule 2.19 of the Target Disclosure Schedules.

35

2.20          Employee Matters.

(a)                Since the formation of Target, there has been: (i) to the Knowledge of Target, no labor union organizing or attempting to organize any employee of Target or any Subsidiary into one or more collective bargaining units; and (ii) no labor dispute, strike, work slowdown, work stoppage, lock out or other collective labor action by or with respect to any employees, managers or consultants of Target or any Subsidiary pending or, to Target’s Knowledge, threatened against Target or any Subsidiary. Neither Target nor any Subsidiary is a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees, managers or consultants of Target or any Subsidiary and no such agreement is currently being negotiated.

(b)               Except as set forth on Schedule 2.20 of the Target Disclosure Schedules, Target and each Subsidiary: (i) is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, (ii) have not received written notice, or to the Knowledge of Target any other form of notice, that there is any unfair labor practice charge or complaint against Target or any Subsidiary pending, (iii) is not liable for any arrears of wages or any penalty for failure to comply with the payment of wages and (iv) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits or social security benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no audits, investigations, charges, complaints, lawsuits, arbitrations, administrative proceedings, or other Actions pending or, to the Knowledge of Target, threatened against Target or any Subsidiary or any of their respective employees, managers, consultants or former employees brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, any class of the foregoing, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

36

2.21          Environmental Matters.

(a)                Definitions. The following terms shall be defined as follows:

(i)                 “Environmental Laws” shall mean any applicable Laws, policies, permits, licenses, certificates, approvals, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined below), including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended (“CERCLA”), and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended (“RCRA”).

(ii)               “Hazardous Materials” shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,” “contaminant” or any other formulation or terminology intended to classify or identify substances, constituents, materials or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including without limitation ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity. The term “Hazardous Materials” shall include without limitation any “hazardous substances” as defined, listed, designated or regulated under CERCLA, any “hazardous wastes” or “solid wastes” as defined, listed, designated or regulated under RCRA, any asbestos or asbestos-containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

37

(b)               Compliance With Laws. Target and each Subsidiary is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied, prior to or as of the Effective Time, by Target or any Subsidiary at any time (collectively, “Target Facilities”, including such properties or facilities currently used, leased or occupied by Target or any Subsidiary, which are defined herein as “Target Current Facilities”), and no discharge, emission, release, leak or spill of Hazardous Materials has occurred at any Target Facilities that may or will give rise to liability of Target or any Subsidiary under Environmental Laws. To Target’s or any Subsidiary’s Knowledge, there are no Hazardous Materials (including without limitation asbestos) present in the surface waters, structures, groundwaters or soils of or beneath any Target Current Facilities and each of the Target Current Facilities complies with all Environmental Laws. To Target’s or any Subsidiary’s Knowledge, there neither are nor have been any aboveground or underground storage tanks for Hazardous Materials at the Target Current Facilities. To Target’s or any Subsidiary’s Knowledge, no Target or Subsidiary employee or other Person has claimed that Target or any Subsidiary is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative action, proceeding or investigation is pending against Target or any Subsidiary, or, to Target’s or any Subsidiary’s Knowledge, threatened against Target or any Subsidiary, with respect to Hazardous Materials or Environmental Laws; and neither Target nor any Subsidiary is aware of any facts or circumstances that could form the basis for assertion of a claim against Target or any Subsidiary or that could form the basis for liability of Target or any Subsidiary, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws. Neither Target nor any Subsidiary has used any Target Facilities, nor permitted any Target Facilities to be used, for the treatment, storage or disposal of Hazardous Materials.

2.22          Transactions with Affiliates. Schedule 2.22 of the Target Disclosure Schedules sets forth a true, correct and complete list of the contracts or arrangements in existence as of the date of this Agreement under which there are any existing or future liabilities or obligations between Target or any Subsidiary, on the one hand, and, on the other hand, any: (i) present or former employee, managing member, manager, general partner, officer or director of Target or any Subsidiary, or any family member of any of the foregoing or (ii) record or beneficial seller of more than five percent (5%) of the outstanding shares of Target Common Stock (on an as-converted basis) as of the date hereof (each, a “Target Affiliate Transaction”).

2.23          Insurance. Target and each Subsidiary are covered by valid and currently effective insurance policies issued in favor of Target or such Subsidiary that are customary for companies of similar size in the industry and locales in which Target or such Subsidiary operates to insure their respective operations and the loss(es) therefrom. Schedule 2.23 of the Target Disclosure Schedules sets forth a true, correct and complete list of all material insurance policies, and their respective coverage amounts, premiums and deductibles, maintained by Target or any Subsidiary. With respect to each current insurance policy: (i) the policy is in full force and effect and all premiums due thereon have been paid, (ii) Target or any Subsidiary, as applicable, is not in any material respect, in breach of or default under, and Target or any Subsidiary, as applicable, has not taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (iii) no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, and (iv) no notice of cancellation or termination has been received with respect to any such policy, and Target knows of no reason any such insurance policy would be cancelled or modified in any material respect as a result of the transactions contemplated hereby.

38

2.24          Books and Records. All of the books and records of Target and the Subsidiaries are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practices and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records. The records, systems, controls, data and information of Target and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the control of Target or the applicable Subsidiary.

2.25          Bankruptcy. Neither Target nor any Subsidiary has: (i) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state Law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors. Target and the Subsidiaries are able to pay their debts as the same become due in the ordinary course of their respective business consistent with past practices.

2.26          Information Supplied. None of the information supplied or to be supplied by Target for inclusion or incorporation by reference in the Tender Offer, in either case, will, at the date the Tender Offer is first mailed to Parent’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Parent which is contained in the Tender Offer or other filing made in connection with the transactions contemplated by this Agreement.

2.27          Illegal Payments. Neither Target nor any Subsidiary or, to the Knowledge of Target, any officer, director, managing member, general partner, manager, agent or employee of Target or any Subsidiary has: (a) used any funds of Target or any Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any payment in violation of applicable Law to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (c) made any other payment in violation of applicable Law; or (d) accepted or received any unlawful contribution, payment, gift or expenditure.

2.28          Notes and Accounts Receivable. Except as set forth on Schedule 2.28 of the Target Disclosure Schedules, all notes and accounts receivable of Target and the Subsidiaries are reflected properly on their books and records, and are valid receivables at their recorded amounts subject to the allowances as set forth in the Target Financials.

2.29          Money Laundering Laws. The operations of Target and the Subsidiaries are and have been conducted at all times in compliance with laundering Laws in all applicable jurisdictions, and any related or similar Laws, issued, administered or enforced by any Governmental Authority and no action involving Target or any Subsidiary with respect to such statutes, rules and regulations is pending or threatened.

39

2.30          Antitakeover Statutes. The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover Laws applicable to Target or any Subsidiary.

2.31          Customers. From December 31, 2011 to the date of this Agreement, no customer of Target or any Subsidiary has cancelled or otherwise terminated any contract, (a) accounting for 2012 revenues of Fifty Thousand Dollars ($50,000) or more or (b) pursuant to which, as of the date hereof, such customer is contractually obligated to pay to Target or any Subsidiary Fifty Thousand Dollars ($50,000) or more in calendar year 2013 or any calendar year thereafter, with Target or any Subsidiary prior to the expiration of the contract term or, to the Knowledge of Target and its Subsidiaries, made any threat to Target or any Subsidiary to cancel, reduce the supply or otherwise terminate its relationship with Target or Subsidiary. Neither Target nor any Subsidiary has engaged in any fraudulent conduct with respect to, any customer of Target or any Subsidiary.

2.32          Negotiations. Target has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or equity interests of Target or any Subsidiary with Persons other than Parent.

2.33          Effect of the Transaction. As of the date of this Agreement, no creditor, employee, consultant or customer or other Person having a material relationship with Target or any Subsidiary has informed Target or any Subsidiary that such Person currently intends to change such relationship because of this Agreement or because of the Merger or any other transactions contemplated hereby, nor, to Target’s or any Subsidiary’s Knowledge, is there any intent to.

2.34          Advertising. Target or a Subsidiary has entered into agreements (the “Advertising Related Agreements”) with all parties necessary to deliver advertising content (“Network Advertising”) through Target’s or a Subsidiary’s networks, including, but not limited to, all advertisers, media companies, third party networks, and the owners and operators of any facilities, equipment or devices through or which such advertising content is delivered.

2.35          Cancellation of Target Common Stock, Target Preferred Stock, Target Options and Target Warrants. All shares of Target Common Stock and Target Preferred Stock, and all Target Options and Target Warrants, will terminate immediately and without further action by Target upon consummation of the Merger.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent and Merger Sub disclosure schedules to this Agreement (the “Parent Disclosure Schedules”) that correspond with the sections of this ARTICLE III, which Parent Disclosure Schedules shall identify any exceptions to the representations and warranties contained in this ARTICLE III, and which shall be arranged in sections corresponding to the numbered and lettered sections contained in this ARTICLE III and the disclosure in any such numbered and lettered section of the Parent Disclosure Schedules shall qualify only the corresponding section in this ARTICLE III (except to the extent disclosure in any numbered or lettered section of the Parent Disclosure Schedules is specifically cross-referenced in another numbered and lettered section of the Parent Disclosure Schedules), Parent and Merger Sub hereby represent and warrant to Target that the statements contained in this ARTICLE III are true and correct as of the date of this Agreement.

40

3.1              Due Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect. Parent has heretofore made available to Target accurate and complete copies of Parent’s certificate of incorporation, as amended, and bylaws (together, the “Parent Organizational Documents”) and the equivalent organizational documents of Merger Sub (the “Merger Sub Organizational Documents”), each as currently in effect. Neither Parent nor Merger Sub is in violation of any provision of the Parent Organizational Documents or the Merger Sub Organizational Documents, as applicable.

3.2              Capitalization of Parent.

(a)                The authorized capital stock of Parent consists of two hundred fifty million (250,000,000) shares of Parent Common Stock and one million (1,000,000) shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which there were issued and outstanding as of the close of business on the date hereof, nine million five hundred twenty-three eight hundred ten (9,523,810) shares of Parent Common Stock and zero (0) shares of Parent Preferred Stock. There are no other outstanding shares of capital stock or other securities of Parent other than Parent Common Stock issuable after the date hereof upon the exercise of warrants (“Parent Warrants”). All outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized, validly issued, fully paid and are nonassessable. As of the close of business on the date hereof, Parent has reserved twelve million (12,000,000) shares of Parent Common Stock, which are subject to outstanding and unexercised Parent Warrants. Except as set forth on Schedule 3.2 of the Parent Disclosure Schedules, other than this Agreement and the Parent Warrants, there are no other options, warrants, calls, rights, securities, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, security, commitment or agreement. All outstanding shares of capital stock of Parent were issued in compliance with all applicable federal and state securities Laws.

41

3.3              Merger Sub.

(a)                All the outstanding shares of capital stock in Merger Sub have been validly issued and are fully paid and nonassessable and owned indirectly by Parent, free and clear of all Encumbrances.

(b)               Except for one hundred percent (100%) of the shares of capital stock of Merger Sub and SCG Financial Merger I Corp., a Delaware corporation, Parent does not as of the date hereof own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

(c)                Since the date of its formation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, and the performance of its obligations hereunder. Merger Sub was incorporated solely for the consummation of the transactions contemplated hereby.

(d)               Merger Sub does not own any equity or voting interests in (including any securities exercisable or exchangeable for or convertible into equity or voting interests in) any other Person.

3.4              Authorization; Binding Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document or instrument or certificate contemplated by this Agreement to be executed by Parent or Merger Sub in connection with the consummation of the Merger (the “Parent Documents”), and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement, the Parent Documents and the consummation of the transactions contemplated hereby, including the Merger: (i) have been duly and validly authorized by the board of directors of Parent and Merger Sub, and (ii) no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement, the Parent Documents or to consummate the transactions contemplated hereby, including the Merger. This Agreement has been, and each of the Parent Documents will be at or prior to the Closing, duly and validly executed and delivered by each of Parent and Merger Sub, as applicable, and (assuming the due authorization, execution and delivery hereof by Target) constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with their terms, subject to the Enforceability Exceptions.

3.5              Governmental Approvals. No Consent of or with any Governmental Authority on the part of Parent or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, (ii) such filings as may be required with the SEC and foreign and state securities Laws administrators, (iii) the actions to be taken pursuant to Section 4.3, and (iv) those Consents that, if they were not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub taken as a whole.

42

3.6              No Violations or Conflicts. The execution and delivery by Parent and Merger Sub of this Agreement or the Parent Documents and the consummation of the transactions contemplated hereby, including the Merger, and compliance by Parent and Merger Sub with any of the provisions hereof or thereof, will not (i) conflict with or violate any provision of the Parent Organizational Documents or the Merger Sub Organizational Documents, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any material contract of Parent to which Parent or Merger Sub is a party (each a “Parent Material Contract” and, together with the Target Material Contracts, the “Material Contracts”) or by which its assets are bound, (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any Encumbrance upon any of the properties, rights or assets of Parent or Merger Sub, (iv) adversely affect any of the properties, rights or assets of Parent or Merger Sub or (v) subject to obtaining the Consents from Governmental Authorities, and the waiting periods referred to therein having expired, and any condition precedent to such Consent having been satisfied, conflict with, contravene or violate in any respect any Law to which Parent or Merger Sub or any of their respective assets or properties is subject.

3.7              SEC Filings and Parent Financial Statements.

(a)                Parent has filed all forms, reports, schedules, registration statements and other documents required to be filed or furnished by Parent with the SEC, since its date of formation, under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (collectively, the “Parent SEC Reports”) and all certifications, and will file all such Parent SEC Reports, certifications and other documents required to be filed through the Closing Date. The Parent SEC Reports (y) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (z) did not at the time they were filed with the SEC (except to the extent that information contained in any Parent SEC Report has been revised or superseded by a later filed Parent SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent maintains disclosure controls and procedures required by Rules 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since the date of Parent’s formation. As used in this Section 3.7, the term “file” shall be construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)               The financial statements and notes contained or incorporated by reference in the Parent SEC Reports (“Parent Financials”) fairly present in all material respects the consolidated financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Parent and Merger Sub as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP consistently applied and (ii) Regulation S-X and the omission of notes to the extent permitted by Regulation S-X. Neither Parent nor Merger Sub has any off-balance sheet arrangements. The Parent Financials, to the extent required for inclusion in Tender Offer, comply in all material respects with the Exchange Act, Regulation S-X and the published general rules and regulations of the SEC.

43

(c)                Neither Parent nor Merger Sub, or any director, officer or employee of Parent or Merger Sub has received any material written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or Merger Sub or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent or Merger Sub has engaged in questionable accounting or auditing practices. No attorney representing Parent or Merger Sub, whether or not employed by Parent or Merger Sub, has reported evidence of any violation of consumer protection or securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the board of directors of Parent or any committee thereof or to any director or executive officer of Parent.

(d)               Merger Sub has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

3.8              Issuance of Shares. The issuance and delivery of the Parent Common Stock as the Stock Consideration in accordance with this Agreement shall be, at or prior to the Effective Time, duly authorized by all necessary corporate action on the part of Parent, and, when issued at the Effective Time as contemplated hereby, such shares of Parent Common Stock will be duly and validly issued, fully paid and nonassessable. Such Parent Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all Encumbrances and adverse claims, other than restrictions on transfer created by applicable securities Laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

3.9              Absence of Certain Developments. From the date of formation of Parent through the date hereof, except as set forth on Schedule 3.9 of the Parent Disclosure Schedules and the Parent SEC Reports (excluding any risk factor disclosures and any disclosure included in any “forward looking statements” disclaimer, forward looking statements or other statements that are predictive, forward looking, non-specific or primarily cautionary in nature):

(a)                excluding the Merger, Parent has conducted its business in the ordinary course of business consistent with past practice; and

(b)               there has not been any change, event, development or condition (whether or not covered by insurance) that would be reasonably expected to result in a Material Adverse Effect on Parent or Merger Sub.

3.10          Litigation. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened before any Governmental Authority, or, to the Knowledge of Parent, threatened against Parent, Merger Sub or any of their respective properties, rights or assets or, any of their respective officers, directors, partners, managers or members (in their capacities as such). There is no Order binding against Parent, Merger Sub or any of their respective properties, rights or assets or any of their respective officers, directors, partners, managers or members (in their capacities as such). There is no material Action that Parent or Merger Sub has pending against other parties.

44

3.11          Finders and Investment Bankers. Except for the fees set forth on Schedule 3.11 of the Parent Disclosure Schedules, the fees of which will be borne by Parent and paid from funds available to it in the trust fund established by Parent for the benefit of the Public Stockholders (the “Trust Fund”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

3.12          Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion of incorporation by reference in the Tender Offer, in either case, will, at the date the Tender Offer is first mailed to Parent’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation, warranty or covenants with respect to any information supplied by Target or the Subsidiaries which is contained in the Tender Offer or other filing made in connection with the transactions contemplated by this Agreement.

3.13          Sponsor Lock-Up Restriction. The letter agreement, dated April 12, 2011, between SCG Financial Holdings, LLC, an Illinois limited liability company (“Sponsor”) and Parent is in force (the “Sponsor Lock-Up Restriction”).

3.14          Availability of Funds. Parent has delivered to Target a true, complete and correct copy of the executed equity commitment letter between DOOH Investments LLC (the “Investor”) and Parent, dated as of December 14, 2012 (the “Equity Financing Commitment”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Investor has committed to purchase an aggregate of two million three hundred and fifty thousand (2,350,000) shares of Parent Common Stock (the “Equity Financing”). The Equity Financing Commitment has not been amended or modified prior to the date of this Agreement and, as of the date hereof, the commitments contained in the Equity Financing Commitment have not been withdrawn, terminated, modified, conditioned, qualified or rescinded in any respects. There are no agreements, side letters or arrangements to which Parent is a party relating to the Equity Financing Commitment that could affect the availability of the Equity Financing. The Equity Financing Commitment is in full force and effect and constitutes legal, valid and binding obligations of Parent and the Investor.

3.15          Certain Shares. Gregory H. Sachs is not entitled to tender any shares of Parent Common Stock that he beneficially owns in the Tender Offer.

45

ARTICLE IV

COVENANTS

4.1              Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent, such consent not to be unreasonably withheld or delayed) to: (i)  conduct its business, and to cause each Subsidiary to conduct its respective business, in the ordinary course of business consistent with past practice; (ii)  use commercially reasonable efforts to pay its debts and Taxes, and to cause each Subsidiary to pay its respective debts and Taxes, when due subject to (1)  good faith disputes over such debts or Taxes, and (2) Parent’s consent to the filing of material Tax Returns, if applicable; (iii)  pay or perform, and to cause each Subsidiary to pay or perform, other material obligations when due; (iv) to use commercially reasonable efforts to preserve intact its and the Subsidiaries’ present business organizations, keep available the services of its and the Subsidiaries’ present officers and key employees and preserve its and the Subsidiaries’ relationships with material customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time; (v) use its and cause each Subsidiary to use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (vi) use it, and cause each Subsidiary to use its reasonable efforts to prevent the lapse of any material Intellectual Property of Target or any Subsidiary; (vii) operate, and cause each Subsidiary to operate, its business in all material respects in compliance with all applicable Laws; (viii) subject to applicable Law confer with Parent concerning operational matters of Target or any Subsidiary of a material nature; and (ix) maintain in effect and, when necessary, renew the insurance policies of Target and each Subsidiary and to confer with Parent prior to making any modifications to the insurance policies of Target or any Subsidiary. Target agrees to promptly notify Parent of (1) any material event or occurrence not in the ordinary course of Target’s or any Subsidiary’s business, and of any event which would reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary; and (2) any material change in its or any Subsidiary’s capitalization as set forth in Section 2.2. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target and each Subsidiary shall not do, cause or permit any of the following, without the prior written consent of Parent (which shall not be unreasonably withheld or delayed):

(a)                Charter Documents. Cause or permit any amendments to its certificate of incorporation or bylaws, or the certificate of incorporation, formation, bylaws, limited liability company agreement or other organizational document of any Subsidiary;

(b)               Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its or any Subsidiary’s capital stock, or split, combine or reclassify any of its or any Subsidiary’s capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its or any Subsidiary’s capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its or any Subsidiary’s capital stock;

(c)                Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under the Target Option Plan or authorize cash payments in exchange for any options or other rights granted under any of such plans;

46

(d)               Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its or any Subsidiary’s capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of Target Common Stock pursuant to the exercise of stock options, warrants or other rights therefore outstanding as of the date of this Agreement;

(e)                Intellectual Property. Transfer to any Person any rights to any Intellectual Property owned by Target or any Subsidiary other than in the ordinary course of business consistent with past practice;

(f)                Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Target Products or Target Intellectual Property;

(g)               Dispositions. Sell, lease, license or otherwise dispose of or encumber or subject to any Encumbrance any of its or any of the Subsidiaries’ properties or assets that are material, individually or in the aggregate, to its or the Subsidiaries’ business, taken as a whole;

(h)               Indebtedness. Incur any Indebtedness for borrowed money, become contingently liable for or guarantee any such indebtedness, or issue or sell any debt securities or guaranty any debt securities of others, other than the Bridge Loan;

(i)                 Agreements. Enter into, terminate (or fail to renew) or amend, in a manner that will adversely affect the business of Target or any Subsidiary, (i) any agreement involving the obligation to pay Fifty Thousand Dollars ($50,000) or more or the right to receive One Hundred Thousand Dollars ($100,000) or more, (ii) any agreement relating to the license (other than the non-exclusive license in the ordinary course of business), transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell Target Products or (iii) any other agreement material to the business or prospects of Target or any Subsidiary or that is or would be a Target Material Contact;

(j)                 Payment of Obligations. Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Target Financial Statements, (ii) of non-discretionary bonuses (not to exceed Two Hundred Eight Thousand Five Hundred Sixty-Six Dollars ($208,566) in the aggregate) set forth in offer letters or employment agreements in effect on the date hereof, (iii) of liabilities incurred in the ordinary course of business and consistent with past practice, (iv) of fees and expenses of legal advisors to Target in connection with this Agreement and the transactions contemplated hereby (not to exceed Two Hundred Thousand Dollars ($200,000) in the aggregate) that are then due and payable and (v) capital expenditures permitted under Section 4.1(k);

47

(k)               Capital Expenditures. Make any capital expenditures, capital additions or capital improvements, in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, other than in the ordinary course of business consistent with past practice;

(l)                 Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

(m)             Termination or Waiver. Terminate or waive any right of substantial value (including any rights under any confidentiality or non-disclosure agreement), other than in the ordinary course of business;

(n)               Employee Benefit Plans; New Hires; Pay Increases. Enter into, establish, adopt, terminate, withdraw from or amend or take any action to accelerate any rights or benefits under any employee benefit plan of Target (other than continuing employee benefit plans currently maintained or sponsored by Target) or hire any new officer-level employee, pay or agree to pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or materially increase the benefits, salaries or wage rates of its employees, officers, directors or independent contractors;

(o)               Severance Arrangements. Grant or pay any severance or termination pay or benefits to any director, officer, employee or independent contractor except for payments made pursuant to written agreements outstanding on the date hereof and disclosed on the Target Disclosure Schedule;

(p)               Lawsuits. Commence an Action other than (i) for the routine collection of bills, (ii) in such cases where Target in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of Target’s or any Subsidiary’s business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

(q)               Acquisitions. Acquire or agree to acquire by merging with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any Person or otherwise acquire or agree to acquire any assets that are material individually or in the aggregate, to its business, taken as a whole;

(r)                 Taxes. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to any Tax Return, enter into any closing agreement, settle any material Action in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any Action in respect of Taxes or Returns, surrender any right to claim a refund of Taxes, or take any action of fail to take any action that would have a Material Adverse Effect on the Tax liability of Target or any Subsidiary;

48

(s)                Revaluation. Revalue any of its or any Subsidiary’s assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by changes in GAAP;

(t)                 Accounting Policies. Change any accounting policies or procedures, except as may be required by GAAP or applicable Law;

(u)               Liquidation or Dissolution. Adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Target or any Subsidiary;

(v)               Claims. Waive, release, assign, settle or compromise any material rights, claims, suits, actions, arbitrations or other proceedings in which Target or any Subsidiary is the plaintiff or a counterclaimant;

(w)             Intellectual Property Prosecutions. Abandon any listed applications relating to Intellectual Property; or

(x)               Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(w), or any action with the intention of causing a material breach of its representations or warranties contained in this Agreement or with the intention of avoiding performance of Target’s material obligations hereunder.

4.2              No Solicitation.

(a)                No Solicitation. From and after the date of this Agreement through and including the earlier of the Effective Time or the termination of this Agreement pursuant to Section 6.1, Target and each Subsidiary will, and will cause its and the Subsidiaries’ directors, officers, employees, independent contractors, agents, advisors and other representatives (collectively, “Representatives”) to, cease any existing discussion or negotiation with any Persons (other than Parent) conducted prior to the date hereof with respect to any proposed, potential or contemplated Acquisition Transaction, and Target and each Subsidiary shall not, and shall cause their Representatives to refrain, from directly or indirectly, and Target and each Subsidiary shall not, directly or indirectly through any officer, director, employee, representative or agent of Target or otherwise: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for an Acquisition Transaction, other than the transactions contemplated by this Agreement (any of the foregoing being an “Acquisition Proposal”); (ii) engage or participate in negotiations or discussions concerning, or provide or furnish any non-public information to any person or entity relating to, any Acquisition Proposal; or (iii) agree to, enter into, accept, approve or recommend any agreement or understanding with respect to any Acquisition Proposal. Target represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty. “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Target or any Subsidiary by any Person or group of Persons (other than Parent or any of its affiliates) of five percent (5%) or more in interest of the total outstanding voting securities of Target or any of the Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or group of Persons (other than Parent or any of its affiliates) beneficially owning five percent (5%) or more in interest of the total outstanding voting securities of Target or any of the Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Target pursuant to which the shareholders of Target immediately preceding such transaction hold less than ninety-five percent (95%) of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of five percent (5%) or more of the assets of Target or any Subsidiary; or (iii) any liquidation or dissolution of Target or any Subsidiary.

49

(b)               Notification. Target shall notify Parent immediately (and no later than twenty-four (24) hours) after receipt by Target or any Subsidiary (or their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Target or any Subsidiary by any Person that causes Target or any Subsidiary to reasonably believe that such Person is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Target shall keep Parent informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

4.3              Tender Offer.

(a)                Tender Offer. As promptly as practicable, and in any event not more than the later of thirty (30) days from the date hereof or seven (7) Business Days following delivery of the Target Historical Financials and the Target September 30 Financials (the “TO Commencement Date”), Parent shall commence (under the meaning of Rule 14d-2 under the Exchange Act) an offer to purchase all outstanding shares of Parent Common Stock (the “Tender Offer”) for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less Taxes and interest (the “Tender Consideration”).  Parent agrees that no shares of Parent Common Stock held by Parent or Merger Sub will be tendered in the Tender Offer.  Unless otherwise agreed to by the Parties, Parent shall use its commercially reasonable efforts (subject to market conditions) to conduct the Tender Offer without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act (as modified, waived or otherwise agreed to with the SEC) which regulates issuer tender offers and in compliance with the requirements of Parent’s certificate of incorporation, and will file Tender Offer documents with the SEC.  The obligation of Parent to accept for payment shares of Parent Common Stock validly tendered and not validly withdrawn pursuant to the Tender Offer shall be subject to the satisfaction of each of the conditions set forth in the Tender Offer. Unless agreed to by the Parties or required by the SEC, no material change (including changing the amount per share offered to the shareholders) may be made to the Tender Offer which imposes additional conditions to the Tender Offer or is inconsistent with this Section 4.3.  The Parties hereby agree to negotiate in good faith to amend the conditions set forth in the Tender Offer to reflect any changes that may be reasonably required as a result of discussions with the SEC or its staff.  The Tender Offer shall expire on the date that is twenty (20) Business Days following the commencement of the Tender Offer (the “Initial Expiration Date”).  Notwithstanding the foregoing, and subject to the provisions of Section 6.1, if, at any scheduled expiration of the Tender Offer, the conditions set forth in the Tender Offer, have not been satisfied or waived, Parent may extend the Tender Offer for one or more consecutive periods beyond the Initial Expiration Date (the Initial Expiration Date as extended, the “Expiration Time”).  Notwithstanding the foregoing, Parent, without the consent of Target, may extend the Tender Offer for any period required by any Law of the SEC, or the staff thereof, applicable to the Tender Offer.

50

(b)               Payment Obligations.  Subject to the terms of the Tender Offer and this Agreement and the satisfaction or waiver of all of the conditions to the Tender Offer, Parent shall accept for payment all shares of Parent Common Stock validly tendered and not validly withdrawn pursuant to the Tender Offer promptly after the Expiration Time and pay for such shares as soon as practicable (and, in any event, no more than three (3) Business Days) after the Expiration Time.

(c)                Payments to Persons Other than Registered Holders.  If the payment to a registered holder under the Tender Offer is to be made to a Person other than the Person in whose name the surrendered certificate formerly evidencing the shares of Parent Common Stock is registered on the transfer books of Parent, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of such consideration to a Person other than the registered holder of the certificate surrendered, or shall have established to the reasonable satisfaction of Parent that such Taxes either have been paid or are not applicable.

(d)               Offer Documents.  As promptly as reasonably practicable on the date of the commencement of the Tender Offer, Parent shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the “Schedule TO”) with respect to the Tender Offer which shall contain or shall incorporate by reference an offer to purchase (an “Offer to Purchase”) and forms of the related letter of transmittal and any related summary advertisement (such Schedule TOs, Offers to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the “Offer Documents”).  The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Merger and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies.  Each Party agrees to correct promptly any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent further agrees to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC, and the other Offer Documents, as so corrected, to be disseminated to holders of shares of Parent Common Stock, in each case as and to the extent required by applicable federal securities Laws.  No filing of, or amendment or supplement to, the Offer Documents shall be made by Parent without the prior consent (which shall not be unreasonably withheld, delayed or conditioned) of Target.  Parent shall give Target and its counsel a reasonable opportunity to review and comment on the Offer Documents prior to such documents being filed with the SEC or disseminated to holders of the shares of Parent Common Stock and shall give due consideration to all reasonable additions, deletions or changes suggested thereby by Target and its counsel.  Parent shall provide Target and its counsel with any comments (whether written or oral) that Parent or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, shall provide Target and its counsel with a reasonable opportunity to review and comment on the responses of Parent to such comments, shall allow Target and its counsel to participate in any discussions with the SEC or its staff, and shall give due consideration to all reasonable additions, deletions or changes suggested thereby by Target and its counsel.

51

(e)                Target Cooperation.  Target acknowledges that a substantial portion of the filings with the SEC and mailings to holders of shares of Parent Common Stock with respect to the Tender Offer shall include disclosure regarding Target, the Subsidiaries and their management, operations and financial condition.  Accordingly, Target agrees to (i) deliver the Target Historical Financials and Target September 30 Financials not later than January 31, 2013, (ii) deliver the Target 2012 Financials not later than February 15, 2013 and (iii) as promptly as reasonably practicable but in no event later than seven (7) Business Days prior to the TO Commencement Date, provide Parent with such information as shall be reasonably requested by Parent for inclusion in or attachment to the Offer Documents to be filed and/or mailed as of and following the commencement of the Tender Offer, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about Target and the Subsidiaries as is required under Regulation 14A promulgated under the Exchange Act regulating the solicitation of proxies even if such information is not required under the tender offer rules.  Target understands that such information shall be included in the Offer Documents and/or responses to comments from the SEC or its staff in connection therewith and mailings.  Target shall make its, and shall make the Subsidiaries’, officers and employees reasonably available to Parent and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(f)                Termination of Tender Offer.  Parent shall not terminate the Tender Offer prior to any scheduled Expiration Time except in the event this Agreement is terminated pursuant to the terms hereof.

52

(g)               Other Actions. Notwithstanding anything to the contrary in Section 4.6:

(i)                 as promptly as practicable after the execution of this Agreement, Parent and Target shall mutually agree on and issue a press release announcing the execution of this Agreement (the “Signing Press Release”).  Immediately after the issuance of the Signing Press Release, Parent shall prepare and file a pre-commencement Schedule TO-C and/or Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, attaching this Agreement and the Signing Press Release thereto (“Signing Filing”), which Target shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing; and

(ii)               as promptly as practicable after the completion of the Tender Offer, Parent shall prepare a draft amendment to Schedule TO and/or Form 8-K announcing the completion of the Tender Offer, if applicable, together with, or incorporating by reference such other information that may be required to be disclosed with respect to such results, including the Merger, if applicable, in any report or form to be filed with the SEC (“Closing Filing”), which Target shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing.  As promptly as practicable after the completion of the Tender Offer, Parent and Target shall mutually agree on and issue a press release announcing the results of the Tender Offer and, if applicable, the consummation of the Merger (“Closing Press Release”).  Concurrently with the Closing, Parent shall distribute the Closing Press Release and shall file the Closing Filing with the SEC as soon as reasonably practicable thereafter.

(h)               Certain Shares. Parent agrees that no shares of Parent Common Stock that are beneficially owned by Gregory H. Sachs shall be purchased in the Tender Offer.

4.4              Access to Information.

(a)                Access. Target shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of Target’s properties, personnel, books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of Target as Parent may reasonably request.

(b)               Conferences. Subject to compliance with applicable Law, from the date hereof until the Effective Time, each of Parent and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c)                Effect of Knowledge. No information or Knowledge obtained in any investigation pursuant to this Section 4.4 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger or the rights of parties to indemnification pursuant to Section 7.2. The waiver of any condition based on the accuracy of any warranty or representation, or on the performance of or compliance with any covenant or agreements, will not affect the right to indemnification or any other remedy based on such warranties, representations, covenants and agreements.

53

4.5              Confidentiality. The Parties acknowledge that Parent and Target have previously executed that certain Mutual Nondisclosure Agreement, dated November 14, 2012 (the “Confidentiality Agreement”), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

4.6              Public Disclosure. Unless otherwise permitted by this Agreement, Parent and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange. After the Effective Time, Parent may make any press release or other public announcement concerning the transactions contemplated by this Agreement.

4.7              Further Assurances. Parent and Target shall use all reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each Party shall: (i) make any filings and give any notices required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) use commercially reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such Party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each Party shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained by such Party during the period prior to the Effective Time. Each Party, at the reasonable request of the other Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

4.8              Escrow Agreement. On or before the Effective Time, Parent, the Escrow Agent and the Stockholder Representative will execute the Escrow Agreement.

4.9              Employees. Target will use its reasonable best efforts in consultation with Parent to retain existing employees of Target through the Effective Time of the Merger. Target and Parent shall each use its commercially reasonable efforts to (a) mutually agree with each of the employees set forth on Schedule 4.9 of the Target Disclosure Schedules, on the terms of mutually acceptable offer letters within thirty (30) days after the date of this Agreement, (b) cause each of such employees to execute such offer letters; and (c) cause each other Target employee to execute and deliver to Target a Proprietary Rights and Non-Disclosure Agreement in the form provided by Target.

54

4.10          Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

4.11          Notification of Certain Matters. Each of Target and Parent shall give prompt notice to the other Party if any of the following occurs after the date of this Agreement and prior to the Effective Time: (a) receipt of any notice of, or other communication relating to, a default, or event which with notice or lapse of time or both would become a default, under any Target Material Contract; (b) receipt of any notice or other communication in writing from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (c) receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) the occurrence or non-occurrence of any fact or event which could reasonably be expected to cause any covenant, condition or agreement hereunder not to be complied with or satisfied; (e) the commencement or threat of any action involving or affecting Target or any Subsidiary or any of their respective properties or assets; (f) the occurrence or non-occurrence of any fact or event that causes or is reasonably likely to cause a breach by Target or Parent of any provision of this Agreement applicable to it; (g) the occurrence of any fact or event of which such Party becomes aware that results in the inaccuracy in any representation or warranty of such Party in this Agreement; (h) the termination by any customer of Target or any Subsidiary of a contract with annual revenues of Fifty Thousand Dollars ($50,000), or the occurrence of a threat by any such customer to Target to cancel, reduce supply or otherwise terminate its relationship with Target or any Subsidiary; (i) receipt by Target or any Subsidiary of information indicating that any creditor, employee, consultant or customer or other Person having a material relationship with Target or any Subsidiary that such Person intends to change such relationship because of this Agreement, or because of the Merger; and (j) the occurrence of any event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a Material Adverse Effect of Target or Parent; provided, that the delivery of any notice by any Party pursuant to this provision shall not modify any representation or warranty of such Party, cure any breaches thereof or limit or otherwise affect the rights or remedies available hereunder to the other Parties and the failure of the party receiving such information to take any action with respect to such notice shall not be deemed a waiver of any breach or breaches to the representations or warranties of the Party disclosing such information.

4.12          Target Stockholder Consent. Within one (1) Business Day from the date hereof, Target shall obtain, in accordance with the relevant provisions of the DGCL, Target’s certificate of incorporation and bylaws, in each case as in effect on the date hereof, and deliver to Parent, irrevocable written consents of such number of holders of Target Common Stock and/or Target Preferred Stock sufficient to approve and adopt this Agreement and approve the Merger (the “Target Stockholder Approval”).

4.13          Standstill. Prior to the Closing, Target will not, and will use reasonable best efforts to cause its officers, directors, stockholders and affiliates not to, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of Parent without prior written consent of Parent.

55

4.14          Financial Statements. Within thirty (30) days following the end of each calendar month between the date hereof and the Closing Date, Target shall deliver to Parent Target’s monthly consolidated financial statements (including, in each case, any related notes thereto), consisting, in part, of Target’s consolidated balance sheets as of the last day of each such month and the related consolidated statements of income and statements of cash flows for such month.

4.15          Registration Rights Agreement. Parent agrees to execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) to the other parties thereto at Closing.

4.16          Sponsor Lock-Up Restriction. The Sponsor Lock-Up Restriction shall remain in force with respect to Sponsor, through the Closing and until such date that is at least one (1) year following the Closing Date, and Parent shall not release, amend or waive the Sponsor Lock-Up Restriction and shall enforce any violations thereof.

ARTICLE V

CONDITIONS TO THE MERGER

5.1              Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to consummate and effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the Parties:

(a)                No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by seeking any of the foregoing be pending, nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(b)               Governmental Approval. Parent, Target and Merger Sub shall have timely obtained from each Governmental Authority all approvals, waivers and consents, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act.

(c)                Target Stockholder Approval. Target shall have validly obtained the Target Stockholder Approval.

5.2              Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger and the other transactions contemplated under this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

56

(a)                Representations, Warranties and Covenants. The representations and warranties of Target in this Agreement shall be true and correct in all material respects without regard to any qualifications as to “material” or “Material Adverse Effect” or to the “Knowledge” or words of similar effect contained in such representation or warranty on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), except where the failure to be true and correct would not have a Material Adverse Effect.

(b)               Performance of Obligations. Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

(c)                Certificate of Officers. Parent and Merger Sub shall have received a certificate executed on behalf of Target by the chief executive officer and chief financial officer of Target certifying that the conditions set forth in Sections 5.2(a) and 5.2(b) have been satisfied.

(d)               Third Party Consents. The Consents listed on Schedule 5.2(d) of the Target Disclosure Schedules shall have been obtained and shall be in full force and effect.

(e)                No Governmental Litigation. There shall not be pending or threatened any legal proceeding in which a Governmental Authority is or is threatened to become a party or is otherwise involved, and neither Parent nor Target shall have received any communication from any Governmental Authority in which such Governmental Authority indicates the probability of commencing any legal proceeding or taking any other action: (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) relating to the Merger and seeking to obtain from Parent or Merger Sub, or Target or any Subsidiary, any damages or other relief that would be material to Parent; (iii) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of Target; or (iv) that would materially and adversely affect the right of Parent, Target or any Subsidiary to own the assets or operate the business of Target and the Subsidiaries.

(f)                No Other Litigation. There shall not be pending any legal proceeding that could reasonably be expected to succeed on its merits: (i) relating to the Merger and seeking to obtain from Parent, Target or any Subsidiary, any material damages or other relief that would be material to Parent; (ii) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the shares of Target Common Stock or Target Preferred Stock; or (iii) which would adversely affect the right of Parent, Target or any Subsidiary to own the assets or operate the business of Target and the Subsidiaries.

(g)               Escrow Agreement. Parent shall have received an executed counterpart of the Escrow Agreement, signed by each other party other than Parent or Merger Sub.

57

(h)               No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any change in the assets, liabilities, business, prospects, operations, results of operations or financial condition of Target or any Subsidiary, taken as a whole, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target and the Subsidiaries, taken as a whole.

(i)                 Dissenters’ Rights. No more than five percent (5%) of the total shares of Target Common Stock and Target Preferred Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

(j)                 Corporate Approval. Target shall have delivered to Parent certified resolutions of the board of directors of Target and the Target Stockholder Approval, evidencing approval of this Agreement and the Merger.

(k)               FIRPTA Certificate. Target shall deliver a certificate, dated no more than thirty (30) days prior to the date of Closing and signed by a responsible corporate officer of Target, certifying that Target is not, and has not been at any time during the past five (5) years preceding the date of such certification, a United States real property holding company, as defined in Section 897(c)(2) of the Code, and proof reasonably satisfactory to Parent that Target has provided notice of such certification to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

(l)                 Tennenbaum Credit Agreement. Target shall have delivered to Parent the Payoff Letter, executed by Tennenbaum, evidencing that the Indebtedness owed by Target under the Credit Agreement (including principal, interest, and any premiums, penalties or fees payable in connection therewith) has been paid in full, the payoff amount shall not exceed Twenty Three Million Five Hundred Thousand Dollars ($23,500,000) and that the Credit Agreement, the Warrant Purchase Agreement, dated as of April 11, 2011, by and among Target, Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC and Tennenbaum Opportunities Partners V, LP, the Intercompany Subordination Agreement, dated as of April 11, 2011, by the obligors (as defined therein) and Obsidian, the Trademark Security Agreement, dated as of April 11, 2011, among RMG Networks, Inc., Target the other Subsidiaries and Obsidian, the Patent Security Agreement, dated as of April 11, 2011, among RMG Networks, Inc., Target, the other Subsidiaries and Obsidian, the Copyright Security Agreement, dated as of April 11, 2011, among RMG Networks, Inc., Target, the other Subsidiaries and Obsidian, the Collateral Assignment of Merger Documents, dated as of April 11, 2011, among RMG Networks, Inc. in favor of Obsidian, the Contribution Agreement, dated as of April 11, 2011, among RMG Networks, Inc., Target and the other Subsidiaries, the Guarantee and Collateral Agreement, dated as of April 11, 2011, among RMG Networks, Inc., Target, the other Subsidiaries and Obsidian, (the “Ancillary Credit Agreements”) are terminated effective immediately prior to the Effective Time, and all Encumbrances created under each of the Ancillary Credit Agreements have been fully and forever released and of no further effect. Target will not have any outstanding Indebtedness in respect of borrowed money as of the Effective Time.

58

(m)             Outstanding Shares of Parent Common Stock. The number of shares of Parent Common Stock held by the stockholders of Parent immediately prior to the Closing, after taking into account any redemption of such shares of Parent Common Stock pursuant to the Tender Offer and the certificate of incorporation of Parent, shall not equal less than two million four hundred thousand (2,400,000).

(n)               Good Standing Certificate. Target shall deliver a certificate from appropriate authorities as to the good standing of, and payment of all required fees and Taxes by Target and each Subsidiary in each jurisdiction in which Target and each Subsidiary is required to be qualified as a foreign corporation or limited liability company, as of a recent date (but no earlier than the tenth (10th) Business Day) prior to the Closing.

(o)               Termination of Certain Agreements. Target shall deliver evidence of termination of (i) the Amended and Restated Investors’ Rights Agreement, dated as of April 11, 2011, by and among Reach Media Group Holdings, Inc. and the persons and entities listed on Exhibit A thereto, (ii) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 11, 2011, by and among Reach Media Group Holdings, Inc. and the persons and entities listed on Exhibit A thereto, and (iii) Amended and Restated Voting Agreement, dated as of April 11, 2011, by and among Reach Media Group Holdings, Inc., the persons and entities listed on Exhibit A thereto, and the persons listed on Exhibit B thereto.

(p)               2012 Results. Target shall have Consolidated EBITDA for the fiscal year 2012 of not less than Two Million Five Hundred Thousand Dollars ($2,500,000). “Consolidated EBITDA” means, for any period, (a) the consolidated net income of Target for such period (determined in accordance with GAAP) with adjustment for (b) the following items that, in each case, are included in the calculation of such consolidated net income but without duplication: (i) plus interest expense; (ii) plus any provision for taxes; (iii) plus any depreciation, depletion and amortization expense; (iv) plus amortization or write-off of deferred financing fees and debt issuance costs; (v) less gains and plus charges relating to write-ups/-downs in the book or carrying value of existing debt; (vi)  plus any charge and less any gain from the sale of assets outside the ordinary course of business or with respect to discontinued or divested operations; (vii) plus the amount of any expense relating to stock-based compensation to employees, officers, directors or consultants; (viii) plus any impairment charge; (ix) plus any charge or expense for write-off or write-down of any asset; and (x) plus transaction expenses and any other fees, expenses or charges related to the transaction contemplated by this Agreement and the negotiation of this Agreement and the other agreements entered into, or to be entered into, in connection herewith.

5.3              Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

59

(a)                Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects without regard to any qualification as to “material” or “Material Adverse Effect” or to the “Knowledge” or words of similar effect contained in such representation or warranty on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), except where the failure to be true and correct would not have a Material Adverse Effect.

(b)               Performance of Obligations. Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

(c)                Certificate of Officers. Target shall have received a certificate executed on behalf of Parent and Merger Sub by the chief executive officer and chief financial officer of Parent and Merger Sub, respectively, certifying that the conditions set forth in Sections 5.3(a) and 5.3(b) have been satisfied.

(d)               Escrow Agreement. Target shall have received an executed counterpart of the Escrow Agreement, signed by each party thereto.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

6.1              Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 6.1(a) through Section 6.1(c), by written notice by the terminating party to the other Parties):

(a)                by the mutual written consent of Parent and Target;

(b)               by either Parent or Target if the Merger shall not have been consummated by April 13, 2013; provided, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

(c)                by either Parent or Target if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, unless the Party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement;

(d)               by Parent or Target, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other Party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 5.1 or 5.2 (in the case of termination by Parent) or Section 5.1 or 5.3 (in the case of termination by Target) not to be satisfied and (ii) shall not have been cured within fifteen (15) Business Days following receipt by the breaching Party of written notice of such breach from the other Party;

60

(e)                by Parent if less than two million four hundred thousand (2,400,000) shares of Parent Common Stock are held by the stockholders of Parent immediately prior to the Closing, after taking into account any redemption of such shares pursuant to the Tender Offer and the certificate of incorporation of Parent;

(f)                by Parent, if Target has not delivered the Target Historical Financials and the Target September 30 Financials, each presented in accordance with Regulation S-X and in compliance in all material respects with the Exchange Act on or before January 31, 2013;

(g)               by Parent, if Target has not delivered the Target 2012 Financials, presented in accordance with Regulation S-X and in compliance in all material respects with the Exchange Act on or before February 15, 2013;

(h)               by Parent, if Target has not delivered the Target Stockholder Approval approving the Merger by 11:59 p.m. Pacific Time, on the date that is one (1) Business Day after the date of this Agreement; and

(i)                 by Parent, if Target has not delivered the Lock-Up Agreements, executed by each of the Principal Stockholders, on the date that is one (1) Business Day after the date of this Agreement.

6.2              Effect of Termination. The Party desiring to terminate this Agreement pursuant to Section 6.1 shall deliver written notice of such termination to the other Party specifying the provision of this Agreement pursuant to which such termination is made. In the event of termination of this Agreement as provided in Section 6.1, there shall be no liability or obligation on the part of Parent, Target, Merger Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the intentional breach by a Party of any of its representations, warranties or covenants set forth in this Agreement, in which event the terminating Party will be entitled to exercise any and all remedies available under Law or equity in accordance with this Agreement; provided, however, that the provisions of Sections 4.5, 4.10, 6.2 and 6.5 and ARTICLE VIII shall remain in full force and effect and survive any termination of this Agreement, and nothing shall relieve any Party from liability from fraud or willful breach of this Agreement prior to termination.

6.3              Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

6.4              Extension; Waiver. At any time prior to the Effective Time, the Parties, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other Parties; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Notwithstanding the foregoing, no failure or delay by Parent, Merger Sub or Target in exercising any rights hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

61

6.5              Termination Fee.

(a)                If Target (i) receives an Acquisition Proposal and (ii) within twelve (12) months of the date of this Agreement Target enters into a definitive agreement with respect to any Acquisition Proposal (whether or not the Acquisition Proposal was the same Acquisition Proposal referred to in Section 6.5(a)(i) above, then Target shall pay to Parent the amount in cash equal to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the “Termination Fee”) in accordance with Section 6.5(b) below.

(b)               In the event that the Termination Fee is payable pursuant to Section 6.5(a), Target shall pay the Termination Fee to Parent, by wire transfer of same day funds, at or prior to the time of termination, in the case of such termination by Target, or as promptly as practicable (and in any event within two (2) Business Days of receipt of Parent’s termination notice pursuant to Section 6.1), in the case of such termination by Parent. Except to the extent required by applicable Law, Target shall not withhold any withholding Taxes from any payment made pursuant to this Section 6.5. Notwithstanding any provision of this Agreement to the contrary, Parent and Merger Sub agree that (i) (A) if Parent demands payment of the Termination Fee and (B) Target actually pays Parent the Termination Fee, such payment shall be the sole and exclusive remedy of Parent and Merger Sub against Target, any of the Subsidiaries or any of Target’s and the Subsidiaries’ respective former, current or future Representatives, stockholders or affiliates and (ii) none of Target nor any Subsidiary nor any of Target’s and the Subsidiaries’ former, current or future Representatives, stockholders or affiliates shall thereafter have any liability or obligation relating to, arising out of or with respect to this Agreement or any of the transactions contemplated hereby, including the Merger.

ARTICLE VII

ESCROW AND INDEMNIFICATION

7.1              Escrow Fund.

(a)                Creation of Fund. The Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the Target Holders. For purposes of this ARTICLE VII, each share of Parent Common Stock will be valued at Ten Dollars ($10.00) per share.

(b)               Dividends. Except for dividends paid in stock declared with respect to the shares of Parent Common Stock held in the Escrow Fund, which shall be treated as part of the Escrow Fund, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the shares of Parent Common Stock held in the Escrow Fund will be delivered to the Target Holders based on their aggregate Per Share Escrow Consideration. Each Target Holder will have voting rights with respect to the shares of Parent Common Stock held in the Escrow Fund with respect to such shareholder so long as such shares are held in escrow, and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the shares of Parent Common Stock held in the Escrow Fund remain in the Escrow Agent’s possession pursuant to this Agreement, the Target Holders will retain and will be able to exercise all other incidents of ownership of such shares which are not inconsistent with the terms and conditions of this Agreement.

62

7.2              Indemnification.

(a)                Survival of Warranties. All representations and warranties of the Parties contained in this Agreement or incorporated herein by reference or in any certificate delivered by a Party pursuant to this Agreement shall (a) survive the Closing, notwithstanding any investigation made by or on behalf of any Party, and (b) be deemed to be made as of the date hereof and as of the Closing Date (except to the extent that a representation or warranty expressly states that such representation or warranty is as of a certain date) in each case, subject to the limitations set forth in this Section 7.2. The representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after April 30, 2014 (the “Initial Termination Date”); provided that the representations and warranties under Sections 2.1, 2.2, 2.4, 2.18, 3.1, 3.2, and 3.4 (the “Fundamental Representations”) and related indemnity obligations shall survive indefinitely. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement shall survive indefinitely the execution and delivery hereof and the consummation of the Merger. Notwithstanding any other provision of this Agreement, if any claim for Damages is asserted by any Parent Indemnified Person or Target Indemnified Person (each as defined below) prior to the termination of the representation, warranty or indemnification obligation pursuant to this Section 7.2, the indemnification obligations set forth in this Section 7.2 shall continue with respect to such claim until the resolution thereof.

(b)               Indemnification by Target Holders.

(i)                 Subject to the limitations set forth in this ARTICLE VII the Target Holders, each an “Indemnifying Party,” will severally but not jointly indemnify and hold harmless Parent and the Surviving Corporation and their respective officers, directors, agents, representatives, attorneys and employees, and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (individually an “Parent Indemnified Person” and collectively the “Parent Indemnified Persons”) from and against any and all losses, costs, damages, liabilities, debts, charge, interest, penalties and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from: (1) the inaccuracy in or breach of any representation or warranty made by Target in this Agreement (including all schedules and exhibits hereto), or in any certificate delivered by Target hereunder; (2) any non-fulfillment or breach of any covenant or agreement made by Target in this Agreement (including all schedules and exhibits hereto), or in any certificate delivered by Target hereunder; (3) any claim of any nature by any of Target’s shareholders, Target Option holders or Target Warrant holders arising out of or in connection with this Agreement, the Merger or the termination of the Target Option Plan or the Target Warrants; (4) any amount payable in respect of any Dissenting Shares in excess of the Stock Consideration and the Per Share Escrow Cash Consideration and any cost and expenses defending any claim involving Dissenting Shares; or (5) any liability for (A) any Tax imposed on Target with respect to any Tax period prior to the Effective Time, (B) any Tax of any other Person for periods ending on or before the Effective Time imposed upon Target as a result of Target being included prior to the Effective Time in a combined, consolidated or unitary Tax group under Treasury Regulation Section 1.1502-6 (or any similar provision of any other applicable Law) or, as a transferee or successor, by agreement or otherwise or (C) any transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement. In connection with any exercise by any Parent Indemnified Person of its rights hereunder, it shall be entitled to make all claims for indemnification through, and deal exclusively with, the Stockholder Representative.

63

(ii)               Nothing in this Agreement shall limit the liability in amount or otherwise of Target with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement. The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

(c)                Indemnification by Parent. Subject to the limitations set forth in this ARTICLE VII, Parent (also an “Indemnifying Party”) agrees to indemnify and hold harmless the Target Holders and their respective successors and assigns (the “Target Indemnified Person” and, collectively the “Target Indemnified Persons”) against and in respect of any and all Damages based upon, arising out of, or otherwise in respect of, or which may be incurred by virtue of or result from: (i) the inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement (including all schedules and exhibits hereto) or in any certificate delivered by Parent or Merger Sub hereunder; (ii) any non-fulfillment or breach of any covenant or agreement made by Parent or Merger Sub in this Agreement (including all schedules and exhibits hereto); (iii) any claim with respect to Taxes imposed on Target, Parent or Merger Sub for periods starting the day after the Closing Date (or for the portion of any period following the Closing Date to the extent a period does not close on such date), except to the extent such Taxes are attributable to a breach of the representation set forth in Section 2.17; or (d) enforcing the indemnification provided for hereunder. In connection with any exercise by any Target Indemnified Person of its rights hereunder, it shall make any claim for indemnification only through, and Parent shall be entitled to deal exclusively with, the Stockholder Representative, and any claim for indemnification made directly by a Target Indemnified Person to Parent shall be deemed to be invalid for all purposes of this ARTICLE VII.

64

(d)               Limitations. No claim for any Damages asserted under Section 7.2(b)(i)(1) and Section 7.2(c)(i)(1) with respect to an inaccuracy in or breach of any representation or warranty shall be made by a Parent Indemnified Person or Target Indemnified Person until the aggregate amount of all Damages with respect to such claims exceeds One Hundred Thousand Dollars ($100,000) (the “Limitation”), in which event such Parent Indemnified Person or Target Indemnified Person shall be permitted to make claims under this ARTICLE VII for Damages regardless of the Limitation. Subject to the last two sentences of this Section 7.2(d), the Indemnifying Parties shall not be liable for Damages in excess of the Escrow Fund, in the case of Target, or one hundred thousand (100,000) shares of Parent Common Stock, in the case of Parent or Merger Sub (the “Cap”). The Limitation and the Cap shall not apply to (1) any claims related to an inaccuracy or breach of any Fundamental Representation, for which Parent shall be entitled to make a claim against a Target Holder (after Parent has first exhausted its available remedies against the Escrow Fund) only up to the Stock Consideration received by such Target Holder; or (2) any claims based on a finding of fraud, intentional misrepresentation or intentional misconduct by a Target Holder, for which Parent shall be entitled to make a claim against the Target Holder found to have engaged in fraud, intentional misrepresentation or intentional misconduct without limitation hereunder. The remedies provided in this ARTICLE VII shall be the exclusive post-Closing remedies of the Parties in connection with any claim, cause of action, suit, injunction, judgment, decree, settlement, litigation, investigation or proceeding arising out of this Agreement; provided, that nothing herein is intended to waive or bar any equitable remedies of a Party or to limit the rights of any Party against any Person with respect to fraud by such Person.

(e)                Priority. Any indemnification obligations of the Target Holders hereunder shall be satisfied first from the Escrow Fund.

(f)                Third Party Claims. In the event of the assertion or commencement by any Person of any claim or proceeding (whether against any Parent Indemnified Person, Target Indemnified Person, or any other Person) with respect to which an Indemnifying Party may become obligated to indemnify, hold harmless, compensate or reimburse any Parent Indemnified Person or Target Indemnified Person pursuant to this ARTICLE VII, the Parent Indemnified Person or Target Indemnified Person shall have the right, at its election, to proceed with the defense of such claim or proceeding on its own with counsel reasonably satisfactory to the Indemnifying Party. If the Parent Indemnified Person or Target Indemnified Person so proceeds with the defense of any such claim or proceeding:

(i)                 the Indemnifying Party shall make available to the Parent Indemnified Person or Target Indemnified Person, as the case may be, any documents and materials in their possession or control that may be necessary to the defense of such claim or proceeding;

65

(ii)               the Parent Indemnified Person or Target Indemnified Person, as the case may be, shall keep the Indemnifying Party informed of all material developments and events relating to such claim or proceeding; and

(iii)             the Parent Indemnified Person or Target Indemnified Person, as the case may be, shall have the right to settle, adjust or compromise such claim or proceeding only upon the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed). If the Parent Indemnified Person or Target Indemnified Person settles, adjusts or compromises any such claim or proceeding without the consent of the Indemnifying Party, such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Damages incurred by the Parent Indemnified Person or Target Indemnified Person in connection with such claim or proceeding (it being understood that if the Parent Indemnified Person or Target Indemnified Person requests that the Indemnifying Party consents to a settlement, adjustment or compromise, the Indemnifying Party shall not unreasonably withhold or delay such consent).

(g)               Notice and Procedures. The Parent Indemnified Person or Target Indemnified Person, as the case may be, shall give the Indemnifying Party prompt written notice of the commencement of any such proceeding against such Parent Indemnified Person or Target Indemnified Person; provided, that any failure on the part of the Parent Indemnified Person or Target Indemnified Person to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this ARTICLE VII (except to the extent such failure materially prejudices the defense of such proceeding). If the Parent Indemnified Person or Target Indemnified Person does not elect to proceed with the defense of any such claim or proceeding, the Indemnifying Party may proceed with the defense of such claim or proceeding with counsel reasonably satisfactory to the Parent Indemnified Person or Target Indemnified Person; provided, however, that the Indemnifying Party may not settle, adjust or compromise any such claim or proceeding without the prior written consent of the Parent Indemnified Person or Target Indemnified Person, as the case may be (which consent may not be unreasonably withheld or delayed).

7.3              Escrow Period; Release from Escrow.

(a)                Termination of Escrow. The Escrow Fund shall terminate at the Initial Termination Date; provided, that a portion of the Escrow Fund that, in the reasonable judgment of Parent subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner provided in Section 7.7, is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate delivered to the Escrow Agent prior to termination of the Escrow Period shall remain in the Escrow Fund until such claims have been resolved.

66

(b)               Release. Within three (3) Business Days after the Initial Termination Date (the “Release Date”), the Escrow Agent shall release from escrow to the Target Holders the aggregate amount of Per Share Escrow Consideration payable to all Target Holders. Each Target Holder shall be entitled to receive the Series C Per Share Escrow Consideration or the Junior Preferred Per Share Escrow Consideration, whichever is applicable, with respect to each share of Target Preferred Stock exchanged pursuant to the terms of Section 1.7(b). After the initial release of the Per Share Escrow Consideration, the Per Share Escrow Consideration shall be recalculated each time a portion of the Escrow Fund is released to the Target Holders taking into consideration all shares released to Parent for indemnification pursuant to this ARTICLE VII, all amounts to be continued to be held in the Escrow Fund and all amounts previously paid to the Target Holders. Any portion of the Escrow Fund held as a result of Section 7.3(a) shall be released to the Target Holders or released to Parent (as appropriate) promptly upon resolution of each specific indemnification claim involved. No fractional shares of Parent Common Stock shall be released and delivered from Escrow to the Target Holders. In lieu of any fraction of the Per Share Escrow Consideration to which a Target Holder would otherwise be entitled, such Target Holder will receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by Ten Dollars ($10.00).

(c)                No Transfers of Escrowed Property. No shares of Parent Common Stock held in the Escrow Fund or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of Law, by any Target Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Target Holder, prior to the delivery to such Target Holder of such Target Holder’s Per Share Escrow Consideration by the Escrow Agent as provided herein.

7.4              Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the Release Date of a certificate signed by any officer of Parent (an “Officer’s Certificate”) stating that Damages exist with respect to the indemnification obligations of the Target Holders as set forth in Section 7.2, and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this ARTICLE VII, deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Stock or other assets held in the Escrow Fund having a value equal to such Damages; provided, for the avoidance of doubt, that the Escrow Agent shall not deliver any of the cash in the Escrow Cash Fund to Parent in satisfaction of any claims for Damages pursuant to this Section 7.4.

7.5              Objections to Claims.

(a)                Written Notice. At the time of delivery of any Officer’s Certificate to the Escrow Agent, a duplicate copy of such Officer’s Certificate shall be delivered to the Stockholder Representative. For a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Parent Common Stock or other property pursuant to Section 7.4 unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock or other property in the Escrow Fund in accordance with Section 7.4, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.

67

(b)               Negotiation and Resolution. In case the Stockholder Representative shall so object in writing to any claim or claims by Parent made in any Officer’s Certificate, Parent shall have thirty (30) days to respond in a written statement to the objection of the Stockholder Representative. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholder Representative and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

7.6              Claims by Target Indemnified Persons.

(a)                Indemnification by Parent. Subject to the provisions of this ARTICLE VII, upon receipt by Parent of a certificate signed by the Stockholder Representative (a “Representative Certificate”) stating that Damages exist with respect to the indemnification obligations of Parent and Merger Sub set forth in Section 7.2 and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or other claim to which such item is related, Parent shall, subject to the provisions of this ARTICLE VII, deliver such number of shares of Parent Common Stock equal to the Damages divided by Ten Dollars ($10.00) to the Target Holders in accordance with the allocation instructions to be provided by the Stockholder Representative, as promptly as practicable.

(b)               Negotiation and Resolution. Parent shall have thirty (30) days after delivery of a Representative Certificate to object to any claim or claims made by such Representative Certificate in a written statement delivered to the Stockholder Representative. In case Parent shall so object in writing to any claim or claims made by the Stockholder Representative in the Representative Certificate, the Stockholder Representative shall have thirty (30) days to respond in a written statement to the objection of Parent. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholder Representative and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Parent shall, if agreed in such memorandum, make payment for claims or other disposition as agreed in such memorandum and such performance shall satisfy all of Parent’s obligations as to such claim.

68

7.7              Resolution of Conflicts and Arbitration.

(a)                Arbitration. If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 7.5 or 7.6, either Parent or the Stockholder Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one (1) arbitrator. Parent and the Stockholder Representative shall agree on the arbitrator, provided that if Parent and the Stockholder Representative cannot agree on such arbitrator, either Parent or the Stockholder Representative can request that Judicial Arbitration and Mediation Services (“JAMS”) select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable Law and with this Agreement, and shall be supported by written findings of fact and conclusion of Law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Officer’s Certificate or Representative Certificate shall be binding and conclusive upon the parties, and notwithstanding anything in this ARTICLE VII, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

(b)               Enforcement. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the commercial rules then in effect of JAMS. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any administrative fee of JAMS, and the expenses, including attorneys’ fees and costs, reasonably incurred by the other party to the arbitration. For purposes of this Section 7.7(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer’s Certificate or Representative Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrators award the party seeking indemnification more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the non-prevailing party.

69

7.8              Stockholder Representative; Escrow Cash Fund.

(a)                Appointment. The Stockholder Representative shall be appointed and be agent for and on behalf of the Target Holders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to make claims on behalf of the Target Holders pursuant to Section 7.6, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days’ prior written notice to Parent. The Stockholder Representative may resign at any time upon ten (10) days’ prior notice to Parent and the Target Holders. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for its services other than pursuant to the terms of the Engagement Agreement to be entered into by and among Shareholder Representative Services LLC, Target and certain of the Target Holders. After the Closing, notices or communications to or from the Stockholder Representative shall constitute notice to or from each of the Target Holders. Approval of this Agreement by the Target Holders shall constitute their ratification and approval of the appointment of the Stockholder Representative pursuant to this Agreement to act on behalf of the Target Holders.

(b)               No Liability. The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and without gross negligence or willful misconduct and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Holders shall severally indemnify and hold the Stockholder Representative harmless against any loss, liability, damage, claim, penalty, fine, forfeiture, action, fee, cost or expense (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the acceptance or administration of its duties hereunder, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been primarily caused by the gross negligence, bad faith or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Target Holders the amount of such indemnified Representative Loss attributable to such gross negligence, bad faith or willful misconduct. If not paid directly to the Stockholder Representative by the Target Holders, any such Representative Losses may be recovered by the Stockholder Representative from the shares in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Target Holders; provided, that while this section allows the Stockholder Representative to be paid from the Escrow Fund, this does not relieve the Target Holders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholder Representative from seeking any remedies available to it at law or otherwise; provided, further, that the Stockholder Representative shall look first to the Escrow Cash Fund for satisfaction with respect to Representative Losses, and shall pursue the remedies contained in this Section 7.8(b) against the Escrow Fund or the Target Holders only if the cash in the Escrow Cash Fund is insufficient to repay the Stockholder Representative for all Representative Losses for which the Stockholder Representative is entitled to receive payment.

70

(c)                Escrow Cash Fund. As part of the consideration payable to the Target Holders pursuant to this Agreement, at the Effective Time, Parent shall deposit with the Escrow Agent, via wire transfer of immediately available funds, an amount of cash equal to Ten Thousand Dollars ($10,000) (the “Escrow Cash Fund”). The Escrow Agent shall use the cash in such Escrow Cash Fund, on behalf of the Target Holders to reimburse the Stockholder Representative for Representative Losses, subject to the terms and conditions in Section 7.8(b) and in the Escrow Agreement. Within three (3) Business Days after the Initial Termination Date, the Escrow Agent shall release from escrow and pay to each Target Holder, via wire transfer of immediately available funds, an amount of the Escrow Cash Fund equal to (i) the amount of cash remaining in the Escrow Cash Fund after the payment of the Escrow Agent’s compensation pursuant to the Escrow Agreement and all disbursements of Representative Losses to the Stockholder Representative, multiplied by (ii) a fraction, the numerator of which is the number of shares constituting the Per Share Escrow Consideration payable to such Target Holder within three (3) Business Days after the Initial Termination Date pursuant to the first sentence of Section 7.3(b), and the denominator of which is the number of shares constituting the total Per Share Escrow Consideration payable to all Target Holders within three (3) Business Days after the Initial Termination Date pursuant to the first sentence of Section 7.3(b) (the “Per Share Escrow Cash Consideration”).

(d)               Access to Information. The Stockholder Representative shall have reasonable access to information about Target and the reasonable assistance of Target’s officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholder Representative shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

7.9              Actions of the Stockholder Representative. A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all Target Holders for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Holder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Target Holder. The Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

71

ARTICLE VIII

TRUST FUND WAIVER

8.1              Trust Fund Waiver. Target hereby warrants and represents that it has read that certain final Prospectus of Parent dated April 12, 2011 (the “Prospectus”), and Target and the Stockholder Representative understand that Parent has established the Trust Fund containing the proceeds of its initial public offering (“IPO”) and certain additional proceeds, initially in an amount of Eighty Million Dollars ($80,000,000), for the benefit of Parent’s public stockholders (the “Public Stockholders”) and certain parties (including the underwriters of the IPO) and that, except as otherwise described in the Prospectus, Parent may disburse monies from the Trust Fund only: (i) to the Public Stockholders in the event they elect to redeem their shares of Parent Common Stock in connection with the consummation of its initial business combination (as such term is used in the Prospectus) (“Business Combination”), (ii) to the Public Stockholders if Parent fails to consummate its Business Combination within twenty-four (24) months from the date of the Prospectus and (iii) to Parent after or concurrently with the consummation of its Business Combination. For and in consideration of Parent executing this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Target and the Stockholder Representative hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or any distributions therefrom (except as set forth in clause (iii) of this paragraph), or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Each of Target and the Stockholder Representative hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement). Target and the Stockholder Representative each agree and acknowledge that such irrevocable waiver is material to this Agreement and specifically relied upon by Parent to induce it to enter in this Agreement, and Target and the Stockholder Representative each further intend and understand such waiver to be valid, binding and enforceable under applicable Law. To the extent Target or the Stockholder Representative commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent, which proceeding seeks, in whole or in part, monetary relief against Parent, Target and the Stockholder Representative each hereby acknowledge and agree its sole remedy shall be against funds held outside of the Trust Fund (which may include funds that have been disbursed pursuant to clause (iii) of the first sentence of this Section 8.1) and that such claim shall not permit Target or the Stockholder Representative (or any party claiming on Target’s or Stockholder Representative’s behalf or in lieu of Target or the Stockholder Representative) to have any claim against the Trust Fund (including any distributions therefrom, other than to Parent) or any amounts contained therein. In the event that Target or the Stockholder Representative commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Parent, which proceeding seeks, in whole or in part, relief against the Trust Fund (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, Parent shall be entitled to recover from Target and the Stockholder Representative the associated legal fees and costs in connection with any such action, in the event Parent prevails in such action or proceeding.

72

ARTICLE IX

GENERAL PROVISIONS

9.1              Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three (3) Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile or electronic mail with confirmation of receipt to the parties hereto at the following address (or at such other address for a party as shall be specified upon like notice):

If to Parent or Merger Sub:

SCG Financial Acquisition Corp.

Attn: Gregory H. Sachs
615 North Wabash Avenue
Chicago, Illinois 60611
Facsimile: 312-784-3966

with a copy to (but which shall not constitute notice to Parent or Merger Sub):

DLA Piper LLP (US)
Attn: Ameer I. Ahmad

203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Facsimile: 312-251-2850

If to Target:

Reach Media Group Holdings, Inc.

Attn: Garry McGuire
250 Montgomery Street, Suite 610

San Francisco, California 94104

Facsimile: 415-490-4201

with a copy to (but which shall not constitute notice to Target):

Fenwick & West LLP

Attn: David K. Michaels

555 California Street

12th Floor

San Francisco, California 94104

Facsimile: 415-281-1350

If to the Stockholder Representative:

Shareholder Representative Services LLC

Attn: Managing Director
1614 15th Street, Suite 200

Denver, Colorado 80202

Email: deals@shareholderrep.com

Telephone: 303-648-4085

Facsimile: 303-623-0294

73

with a copy to (but which shall not constitute notice to the Stockholder Representative):

Fenwick & West LLP

Attn: David K. Michaels

555 California Street

12th Floor

San Francisco, California 94104

Facsimile: 415-281-1350

9.2              Interpretation. This Agreement shall be construed in accordance with the following rules of construction: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated articles, sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (v) the words “includes” and “including” are not limiting, (vi) the word “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (vii) unless otherwise specified herein, the term “affiliate,” with respect to any Person, shall mean and include any Person, directly or indirectly, through one or more intermediaries controlling, controlled by or under common control with such Person and (viii) the term “subsidiary” of any specified Person shall mean any corporation a majority of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity a majority of the total equity interests of which, is directly or indirectly (either alone or through or together with any other subsidiary) owned by such specified Person. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.3              Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

9.4              Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the Target Disclosure Schedule and the Parent Disclosure Schedule: (a) together constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) are not intended to confer upon any other Person any rights or remedies hereunder and shall not be assigned by operation of Law or otherwise without the written consent of the other Party.

74

9.5              Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6              Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

9.7              Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware applicable to parties residing in Delaware, without regard applicable principles of conflicts of Law. Each of the parties irrevocably consents to the exclusive jurisdiction of any court located within New Castle County, Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the Laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8              Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

75

9.9              Enforcement. Each of the parties agrees that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, including the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement, including the Merger, in any court other than a federal court sitting in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

9.10          Conflict Waiver. Each of the parties acknowledges and agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees, and affiliates that Target is the client of Fenwick & West LLP (“Fenwick”). After the Closing, it is possible that Fenwick will represent the Target Holders (or other holders of Target Common Stock or Target Preferred Stock), the Stockholder Representative and their respective affiliates (individually and collectively, the “Target Group”) in connection with matters related to this Agreement or the Escrow Agreement, including, without limitation, matters related to the Escrow Fund and any claims related thereto pursuant to this Agreement. Parent and Target hereby agree that Fenwick (or any successors) may represent the Target Group in the future in connection with matters related to this Agreement and any claims that may be made thereunder pursuant to this Agreement. Fenwick may serve as counsel to Target Group, or any director, member, partner, officer, employee, representative, or affiliate of the Target Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom. In no event shall the foregoing waiver constitute a waiver of any work product, attorney-client or similar privilege, protection or obligation of any firm to or for the benefit of Target or any of the Subsidiaries.

[SIGNATURES ON FOLLOWING PAGE]

76

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

SCG FINANCIAL ACQUISITION CORP. By: /s/ Gregory H. Sachs Name: Gregory H. Sachs Title: Chairman, Chief Executive Officer and President
SCG FINANCIAL MERGER II CORP. By: /s/ Gregory H. Sachs Name: Gregory H. Sachs Title: Chairman, Chief Executive Officer and President
REACH MEDIA GROUP HOLDINGS, INC. By: /s/ Garry McGuire Name: Garry McGuire Title: CEO
SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholder Representative By: /s/ Mark B. Vogel Name: Mark B. Vogel Title: Managing Director

Signature Page – Agreement and Plan of Merger

Exhibit A

Form of Lock-Up Agreement

See attached.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

January __, 2013

SCG Financial Acquisition Corp.

615 N. Wabash Ave.

Chicago, Illinois 60611

Re:	Lock-Up Agreement

Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of January __, 2013 (the “Merger Agreement”), by and among SCG Financial Acquisition Corp. (the “Company”), SCG Financial Merger II Corp., a Delaware corporation and an indirect subsidiary of the Company (“Merger Sub”), Reach Media Group Holdings, Inc. (“Target”) and Shareholder Representative Services, LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative for and on behalf of the Target Holders thereunder, pursuant to which Merger Sub will merge with and into Target, with Target being the surviving entity and a wholly-owned Subsidiary of the Company (the “Merger”). In connection with the Merger, the Company anticipates that it will issue _________ shares of its common stock, par value $____ per share (the “Common Stock”), to the undersigned, plus such additional shares of the Common Stock as the undersigned may receive at the Release Date of the Escrow Fund (as such terms are defined in the Merger Agreement) (the “Stock Issuance”). Certain capitalized terms used but not otherwise defined herein shall have the meanings set forth in Paragraph 8 hereof.

The purpose of this letter agreement (the “Letter Agreement”) is to set forth the agreement between the Company and the undersigned with respect to the lock-up of the shares of Common Stock of the Company to be held by the undersigned. Accordingly, in consideration of the issuance of shares of Common Stock to the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

1. The undersigned hereby covenants and agrees that, except as otherwise provided herein, for a period (the “Lock-Up Period”) commencing on the date hereof and ending on the earlier of (a) the one year anniversary of the Stock Issuance, or (b) the date that the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder), the undersigned’s shares of Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the undersigned’s shares of Common Stock, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii).

2. Notwithstanding the provisions contained in Paragraph 1 hereof, the undersigned may transfer shares of Common Stock: (a) by gift to a member of the undersigned’s immediate family (for the purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin) or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate (as such term is defined in Rule 405 promulgated under the Exchange Act) of the undersigned or to a charitable organization; (b) if the undersigned is a natural person, by virtue of the laws of descent and distribution upon death of the undersigned; (c) if the undersigned is a natural person, pursuant to a qualified domestic relations order; (d) if the undersigned is a corporation, partnership or other business entity, to another corporation, partnership or other business entity that directly or indirectly controls, is controlled by or managed by, or is under common control with, the undersigned; or (e) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided, however, that in each case the permitted transferees shall have entered into a written agreement with the Company agreeing to be bound by the transfer restrictions in Paragraph 1 hereof.

3. The undersigned agrees that after the Lock-Up Period has elapsed, the undersigned’s shares of Common Stock shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

4. The undersigned shall retain all of its rights as a stockholder during the Lock-Up Period including, without limitation, the right to vote such shares. During the Lock-Up Period, all dividends payable in cash with respect to the undersigned’s shares of Common Stock shall be paid to the undersigned, but all dividends payable in Common Stock or other non-cash property shall become subject to the restrictions described herein during the Lock-Up Period, and shall be released from such restrictions upon the expiration of the Lock-Up Period in accordance with the terms and conditions of this Letter Agreement.

5. The undersigned hereby agrees and acknowledges that (a) the Company would be irreparably injured in the event of a breach by the undersigned of his or its obligations hereunder, (b) monetary damages may not be an adequate remedy for such breach and (c) the Company shall be entitled to specific performance or injunctive relief, in addition to any other remedy that the Company may have in law or in equity, in the event of such breach.

6. The undersigned acknowledges and understands that the Company will rely upon the covenants, agreements, representations and warranties set forth herein in proceeding with the Stock Issuance.

7. The undersigned represents and warrants that the undersigned has full right and power, without violating any agreement to which he or it is bound, to enter into this Letter Agreement, and to perform the undersigned’s obligations hereunder.

8. As used in this Letter Agreement, (a) “Commission” means the U.S. Securities and Exchange Commission, (b) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and (c) “Securities Act” means the Securities Act of 1933, as amended.

9. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

10. No party hereto may assign either this Letter Agreement or any of his or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

11. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission, in each case to the addresses set forth for the parties hereto on the signature page to this Letter Agreement.

13. This Letter Agreement shall terminate upon the expiration of the Lock-up Period.

[Signature page follows]

Sincerely,

[NAME]

By:
Name:
Title:

OR

Name:

Acknowledged and Agreed:

SCG FINANCIAL ACQUISITION CORP.

By: _________________________

Name: _________________________

Title: _________________________

Exhibit B

Form of Certificate of Merger

See attached.

EXHIBIT B

FORM OF CERTIFICATE OF MERGER

CERTIFICATE OF MERGER

of

SCG FINANCIAL MERGER II CORP.

a Delaware corporation

with and into

REACH MEDIA GROUP HOLDINGS, inc.

a Delaware corporation

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law (the “DGCL”), Reach Media Group Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies to the following information regarding the merger of SCG Financial Merger II Corp., a Delaware corporation (the “Merger Sub”), with and into the Corporation (the “Merger”):

FIRST: The names and states of incorporation of the Corporation and Merger Sub (collectively, the “Constituent Entities”) are as follows:

Name	State
Reach Media Group Holdings, Inc.	Delaware
SCG Financial Merger IICorp.	Delaware

SECOND: The Agreement and Plan of Merger, dated as of January __, 2013, by and among the Corporation, SCG Financial Acquisition Corp., a Delaware corporation, Merger Sub and the stockholder representative described therein (the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, executed and acknowledged by each Constituent Entity in accordance with Title 8, Section 251 of the DGCL.

THIRD: The Corporation shall be the surviving corporation after the Merger and the name of the Corporation surviving the Merger will be changed to “RMG Networks Holdings, Inc.”. The state of incorporation of the Corporation is Delaware.

FOURTH: The certificate of incorporation of the Corporation as in effect immediately prior to the Merger shall be amended and restated in its entirety to read as attached hereto as Exhibit A, and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Corporation until thereafter changed or amended as provided therein or by the DGCL.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Corporation at 250 Montgomery Street, Suite 610, San Francisco, CA 94104.

SIXTH: An executed copy of the Merger Agreement will be furnished by the Corporation, on request and without cost, to any stockholder of the Constituent Entities.

SEVENTH: This Certificate of Merger, and the Merger provided for herein, shall become effective as of __:__ a.m. Central Time on _____________ __, 2013.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Merger to be signed by the undersigned this __ day of ______________, 2013.

REACH MEDIA GROUP HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Certificate of Merger

Exhibit A

Amended and Restated Certificate of Incorporation

of

RMG Networks Holdings, Inc.

[See attached]

Exhibit C

Form of Escrow Agreement

See attached.

EXHIBIT C

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement, dated this ___ day of _________, 2013 (this “Escrow Agreement”), is entered into by and among SCG Financial Acquisition Corp., a Delaware corporation (“Parent”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative for and on behalf of the Target Holders (the “Stockholder Representative” and, together with Parent, the “Parties”), and Wilmington Trust, N.A., as escrow agent (the “Escrow Agent”).

RECITALS

A. Parent, Reach Media Group Holdings, Inc., a Delaware corporation (“Target”), SCG Financial Merger II Corp., a Delaware corporation and indirect subsidiary of Parent (“Merger Sub”), and the Stockholder Representative are entering into that certain Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Target, following which the separate corporate existence of Merger Sub will cease and Target shall be the surviving corporation. Capitalized terms used but not defined in this Escrow Agreement shall have the meanings given to such terms in the Merger Agreement.

B. Parent agrees to place in escrow (the “Escrow Fund”) certain property and the Escrow Agent agrees to hold and distribute such property in accordance with the terms of the Merger Agreement and this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property. Upon execution hereof, Parent shall deliver to the Escrow Agent three hundred thousand (300,000) shares of Parent Common Stock (the “Escrow Property”) via electronic book-entry to the Escrow Agent’s DTC participant account # 990 - Manufacturers & Traders Trust Company (M&T Bank), and according to such further delivery instructions as are provided by the Escrow Agent. The Parties agree that, for the purpose of this Escrow Agreement, each share of Parent Common Stock shall be valued at Ten Dollars ($10) per share. Upon execution hereof, Parent shall also deliver to and deposit with the Escrow Agent, in a non-interest bearing account, Ten Thousand Dollars ($10,000) (the “Escrow Cash”), such deposit to constitute an expense fund for the expenses of the Stockholder Representative that are payable by the Target Holders.

Section 1.2. Disposition of the Escrow Property and the Escrow Cash.

(a) On each occasion on which Parent determines that it is entitled to a payment of a claim for indemnification pursuant to Section 7.2 of the Merger Agreement, Parent may deliver to the Escrow Agent and the Stockholder Representative a certificate signed by any officer of Parent (an “Officer’s Certificate”) stating that damages exist with respect to the indemnification obligations of the Target Holders as set forth in Section 7.2 of the Merger Agreement, and specifying in reasonable detail a description of such damages included in the amount so stated, the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related and, to the extent then known, the facts giving rise to such misrepresentation or breach. The Parent shall be responsible for calculating the number of shares to be delivered equivalent to the damages set forth on the Officer's Certificate.

(b) For a period of thirty (30) days after the delivery of an Officer’s Certificate by Parent to the Stockholder Representative and the Escrow Agent, the Escrow Agent shall make no delivery of Parent Common Stock or other property unless the Escrow Agent has received written authorization from the Stockholder Representative, to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make an electronic free-delivery via DTC of such number of shares of Parent Common Stock to the Parent’s transfer agent account as is equal to the value of the damages set forth in the Officer’s Certificate divided by Ten Dollars ($10); provided, that no payment or delivery shall be made pursuant to this Section 1.2(b) if the Stockholder Representative, has objected in a written statement to the claim made in the Officer’s Certificate, and such statement has been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

(c) In the event that the Stockholder Representative properly objects in good faith to the claim made in the Officer’s Certificate pursuant to Section 1.2(b), the Escrow Agent shall not disburse any Parent Common Stock or other property unless and until it receives: (i) a memorandum setting forth the agreement of Parent and the Stockholder Representative, signed by both parties, and containing instructions to the Escrow Agent concerning the disposition of the disputed shares of Parent Common Stock or (ii) notice from Parent or the Stockholder Agent stating that such dispute has been submitted to arbitration pursuant to Section 7.7 of the Merger Agreement, and that a final, non-appealable arbitration judgment with respect to such matters has been rendered by such arbitrator, which notice shall be accompanied by a copy of the judgment rendered by such arbitrator.

(d) The Escrow Fund shall terminate on April 30, 2014 (the “Termination Date”); provided, that a portion of the Escrow Property that, in the reasonable judgment of Parent (subject to the right of the Stockholder Representative to object thereto, and to arbitration of any such objection, pursuant to Section 7.7 of the Merger Agreement) is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate delivered prior to the Termination Date shall remain in the Escrow Fund until such claims have been resolved.

(e) All Representative Losses (as defined in the Merger Agreement) shall first be paid by the Target Holders as they are incurred directly from the Escrow Cash even if they are incurred prior to the distribution of the Escrow Cash pursuant to Section 1.2(g). Each such payment shall be made pursuant to a written notice requesting such payment delivered both to the Escrow Agent and to Parent no later than the distribution of the Escrow Cash to the Target Holders pursuant to Section 1.2(g) specifying the amount of Representative Losses incurred. Following receipt of such written request, if at such time the amount of Escrow Cash remaining in the Escrow Fund is greater than the amount of such claimed Representative Losses, the Escrow Agent shall promptly deliver to the Stockholder Representative cash equal to the amount of such reimbursement claim or, if the Escrow Cash remaining in the Escrow Fund is less than the amount of such Representative Losses, all of the then-remaining Escrow Cash in the Escrow Fund.

(f) The Parties acknowledge that the Escrow Agent will not be acting in the capacity of a stock transfer agent. Accordingly, within three (3) Business Days after the Termination Date, the Escrow Agent shall release from escrow and deliver to the Parent’s transfer agent, the Per Share Escrow Consideration to which all Target Holders are entitled, as set forth in this Section 1.2(f) and on Exhibit B hereto, along with instructions (a copy of which shall be delivered to Parent and the Stockholder Representative) to deliver to each Target Holder the Per Share Escrow Consideration to which such Target Holder is individually entitled as set forth in this Section 1.2(f) and on Exhibit B hereto, and Parent shall cause Parent’s transfer agent to deliver the appropriate number of shares to each Target Holder pursuant to the instructions provided by the Escrow Agent. The Per Share Escrow Consideration payable in respect of each share of Target Series C Stock shall be calculated by (i) deducting from the number of shares of Parent Common Stock remaining in the Escrow Fund at such time such number of shares of Parent Common Stock withheld for the satisfaction of unresolved claims pursuant to Section 1.2(d), (ii) multiplying such difference by 0.85 (such product, the “Aggregate Series C Escrow Consideration”), and (iii) dividing such product by the number of issued and outstanding shares of Target Series C Stock immediately prior to the Effective Time. The Per Share Escrow Consideration payable in respect of each share of Target Series B Stock or Target Series A Stock shall be calculated by (i) deducting from the number of shares of Parent Common Stock remaining in the Escrow Fund at such time such number of shares of Parent Common Stock withheld for the satisfaction of unresolved claims pursuant to Section 1.2(d) and the Aggregate Series C Escrow Consideration, and (ii) dividing such difference by the aggregate number of issued and outstanding shares of Target Series B Stock and Target Series A Stock immediately prior to the Effective Time. After the initial release of the Per Share Escrow Consideration, the Per Share Escrow Consideration shall be recalculated each time a portion of the Escrow Fund is released to the Target Holders taking into consideration all shares released to Parent for indemnification pursuant to Sections 1.2(b) or 1.2(c), all amounts to be continued to be held and all amounts previously paid to the Target Holders. All amounts held in connection with the satisfaction of unresolved claims pursuant to Section 1.2(d) shall be released to the Target Holders or Parent, as the case may be, promptly upon resolution of each specific indemnification claim involved. No fractional shares of Parent Common Stock shall be released from escrow to the Target Holders.

(g) Within three (3) Business Days after the Termination Date, the Escrow Agent shall release from escrow and pay to each Target Holder, via wire transfer of immediately available funds, an amount of the Escrow Cash equal to (i) the amount of the Escrow Cash remaining after the payment of the Escrow Agent’s compensation pursuant to Section 3.4 and all disbursements of Representative Losses pursuant to Section 1.2(e), multiplied by (ii) a fraction, the numerator of which is the number of shares constituting the Per Share Escrow Consideration to be paid to such Target Holder at the initial release of the Per Share Escrow Consideration, and the denominator of which is the number of shares constituting the total Per Share Escrow Consideration to be paid to all Target Holders at the initial release of the Per Share Escrow Consideration.

Section 1.4. Income Tax Allocation and Reporting.

(a) The Parties agree that, for tax reporting purposes, the Escrow Property and all interest and other income from investment of the Escrow Property shall be allocable to and treated as property of Parent unless and until it has been disbursed according to the terms of this Escrow Agreement. All interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Parent, whether or not such income was disbursed during such calendar year.

(b) Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. Parent, Target and the Stockholder Representative (solely on behalf of the Target Holders and in its capacity as the Stockholder Representative, not in its individual capacity), shall, severally but not jointly, indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5. Termination. Upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, this Escrow Agreement shall terminate and be of no further force and effect, except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

Section 1.6 Investments. The Escrow Agent is hereby directed to deposit, transfer, hold and invest the Escrow Cash in a non-interest bearing account of Wilmington Trust, N.A. which shall be FDIC insured to the current applicable limits.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken in good faith by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C-1 and Exhibit C-2 to this Escrow Agreement.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. Parent and the Stockholder Representative (on behalf of the Target Holders and solely in its capacity as the Stockholder Representative and not in its individual capacity) hereby agree, severally but not jointly, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Fund, except to the extent the same shall be caused by Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall have a first lien against the Escrow Fund to secure the obligations of the Parties hereunder. The terms of this paragraph shall survive termination of this Agreement. The Parties agree that the liability of the Stockholder Representative pursuant to this Escrow Agreement (including without limitation pursuant to Section 1.4(c)) shall not exceed the value of the remaining portion of the Escrow Fund, and that recovery against the Escrow Fund shall be the sole and exclusive remedy of the Escrow Agent against the Stockholder Representative pursuant to this Escrow Agreement.

Section 3.2. Limitation of Liability. the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s gross negligence or willful misconduct, or (ii) special, Indirect or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a written notice executed by Parent and the Stockholder Representative, of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a written notice executed by Parent and the Stockholder Representative, filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid by the Target Holders out of the Escrow Cash). The fee agreed upon for the services rendered hereunder is intended as annual compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of the Escrow Property under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property. The terms of this paragraph shall survive termination of this Agreement.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9 Compliance with Legal Orders. Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

Section 3.10 Disagreements. In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent.

Section 3.11 No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4
MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Parties and the Escrow Agent and shall require the prior written consent of the other Parties and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Parties in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Parent:

SCG Financial Acquisition Corp.

Attn: Gregory H. Sachs

615 North Wabash Avenue

Chicago, Illinois 60611

Facsimile: 312-784-3966

with a copy to (but which shall not constitute notice to Parent):

DLA Piper LLP (US)
Attn: Ameer I. Ahmad

203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Facsimile: 312-251-2850

If to the Stockholder Representative:

Shareholder Representative Services LLC

Attn: Managing Director
1614 15th Street, Suite 200

Denver, Colorado 80202

Email: deals@shareholderrep.com

Telephone: 303-648-4085

Facsimile: 303-623-0294

with a copy to (but which shall not constitute notice to the Stockholder Representative):

Fenwick & West LLP

Attn: David K. Michaels

555 California Street

12th Floor

San Francisco, California 94104

Facsimile: 415-281-1350

If to the Escrow Agent:

Wilmington Trust, N.A.

Institutional Client Services

650 Town Center Drive, Suite# 600

Costa Mesa, CA 92626

Phone: (714) 384-4162

Facsimile: (714) 384-4151

Section 4.4. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.5. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by Parent, the Stockholder Representative and the Escrow Agent.

Section 4.7. Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 4.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS ESCROW AGREEMENT.

[The remainder of this page left intentionally blank.]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

SCG FINANCIAL ACQUISITION CORP.

By:

Name:	Gregory H. Sachs

Title:	Chairman, Chief Executive Officer and President

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Stockholder Representative

By:

Name:

Title:	Managing Director

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:	Jeffrey B. Kassels

Title:	Vice President

EXHIBIT A

[Merger Agreement]

EXHIBIT B

[Participating Stockholders]

EXHIBIT C-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Parent and are authorized to initiate and approve transactions of all types for the Escrow Fund or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of Parent.

Name / Title / Phone Number	Specimen Signature

______________________________ Name ______________________________ Title	_____________________________ Signature
______________________________ Phone Number
______________________________ Name ______________________________ Title	_____________________________ Signature
______________________________ Phone Number
______________________________ Name ______________________________ Title	_____________________________ Signature
______________________________ Phone Number

EXHIBIT C-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Stockholder Representative and are authorized to initiate and approve transactions of all types for the Escrow Fund or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of the Stockholder Representative.

Name / Title / Phone Number	Specimen Signature

Mark Vogel Name Managing Director Title	_____________________________ Signature
(415) 373-4020 Phone Number
Paul Koenig Name Managing Director Title	_____________________________ Signature
(303) 957-2850 Phone Number

Exhibit D

To serve as Escrow Agent for

SCG FINANCIAL ACQUISITION CORP.

All fees are subject to an administrative review of the governing documents and acceptable indemnification for our fees and expenses from [name of entity].

Initial/Acceptance Fee	$ *Waived*
Annual Administration Fee	$ 3,000.00

In the event of extraordinary circumstances requiring administrative time beyond the scope of typical account duties set forth in the Instrument and supporting documents relevant to our appointment, including but not limited to, default and/or bankruptcy administration, additional charges shall accrue.

If this transaction does not close, Wilmington Trust, N.A. reserves the right to be paid its Initial Fee, if any, and outside counsel’s fees and expenses. Out-of-pocket expenses, including our attorney’s fees and expenses (if any), in connection with closing, post-closing matters and terminations will be billed separately and are due upon receipt of the invoice.

All fees are non-refundable and will not be prorated in the event of an early termination. Once the fees are agreed to in writing, we agree that any changes to those fees will also be in writing. You will be notified at least 30 days in advance of any general fee increase, following 3 years after the initial closing date. The fees as quoted and the acceptance of our duties as Trustee are subject to satisfactory review and acceptance of all related financing documents by the Trustee and our counsel. Our fees may also be adjusted at any time if there is a significant change in our responsibilities under the governing documents. In the event the financing structure is modified prior to closing, we reserve the right to review and renegotiate our fees accordingly.

We reserve the right to impose an interest charge at the rate of 18% annually on fees and expenses not paid within 60 days of the due date.

Fee Agreement | Insert Date:

Exhibit D

Form of Registration Rights Agreement

See attached.

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January __, 2013 by and among SCG Financial Acquisition Corp., a Delaware corporation (the “Company”) and the parties set forth on the attached Schedule of Stockholders (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used but not otherwise defined herein have the meanings assigned such terms in Section 8 hereof.

WHEREAS, the Company is party to that certain Agreement and Plan of Merger, dated as of January __, 2013 (the “Merger Agreement”), by and among the Company, SCG Financial Merger II Corp., a Delaware corporation and an indirect subsidiary of the Company (“Merger Sub”), Reach Media Group Holdings, Inc. (“Target”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative for and on behalf of the Target Holders thereunder, pursuant to which Merger Sub will merge with and into Target, with Target being the surviving entity and a wholly-owned Subsidiary of the Company (the “Merger”); and

WHEREAS, following the consummation of the Merger, the Stockholders will own 400,000 shares of Common Stock; and

WHEREAS, in order to induce the Stockholders to ratify and approve the transactions contemplated under the Merger Agreement, the Company has agreed to provide the Stockholders with the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                  Demand Registrations.

(a)                Requests for Registration. At any time following the one-year anniversary of the date hereof, the holders of a majority of the then-outstanding Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any successor form, or if such form is not then available to the Company, Form S-1 (a “Demand Registration”), which may if so requested be a “shelf” registration under Rule 415 under the Securities Act. A request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) Business Days after the delivery of the Company’s notice.

(b)               Number. The holders of a majority of the then-outstanding Registrable Securities shall be entitled to request (i) one (1) Demand Registration in which the Company shall pay all Registration Expenses and (ii) an unlimited number of Demand Registrations in which the holders of Registrable Securities shall pay their share of the Registration Expenses as set forth in Section 5 hereof. The Company shall use commercially reasonable efforts to make Demand Registrations on Form S-3 available for the sale of Registrable Securities.

(c)                Priority on Demand Registration. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to the holders of a majority of the requesting Registrable Securities, without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the holders of Registrable Securities to be included in such registration on the basis of the amount of Registrable Securities owned by each such holder.

(d)               Selection of Underwriters. With respect to a request for registration pursuant to Section 1(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the holders of a majority of the Registrable Securities to be sold in such offering and approved by the Company (which approval will not be unreasonably withheld or delayed).

2.                  Piggyback Registrations.

(a)                Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act, including, without limitation, pursuant to a Demand Registration (other than in connection with registrations on Form S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three (3) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the delivery of the Company’s notice.

(b)               Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)                Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

(d)               Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration, and the managing underwriters advise such party and the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to such party and the Company, the Company shall include in such registration (i) first, the Company, (ii) second, the Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

(e)                Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be approved by the Company.

(f)                Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

3.                  Market Standoff Agreement.

(a)                No holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the one hundred eighty (180)-day period beginning on the effective date of any underwritten initial public offering of the Company’s equity securities (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

(b)               Each Stockholder agrees that, if requested by the managing underwriter in connection with any follow-on public offering of the Company’s equity securities, such Stockholder will not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period of time requested by such managing underwriter (in no event to be in excess of 90 days) following the effective date of such offering (except as part of such underwritten registration), unless the underwriters managing such offering otherwise agree.

(c)                The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the one hundred eighty (180)-day period beginning on the effective date of any underwritten initial public offering of the Company’s equity securities (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, (ii) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (900)-day period beginning on the effective date of any underwritten public offering (other than the initial public offering) of the Company’s equity securities (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (iii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for such Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4.                  Registration Procedures.

(a)                Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)                 prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities as soon as reasonably practicable, but in any event within 60 days following the date of a demand for registration pursuant to Section 1(a) or Section 2(a), and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, and in any event within 90 days, following the date of filing such registration statement (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii)               notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)             furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)             use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

(v)               notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vi)             cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

(vii)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(viii)         enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(ix)             make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x)               otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)             in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(xii)           use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(xiii)         obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

(b)               Each seller of Registrable Securities shall deliver to the Company such requisite information as the Company may reasonably request for the purposes of completing any prospectus or preliminary prospectus as is necessary to comply with all applicable rules and regulations of the Securities and Exchange Commission.

5.                  Registration Expenses.

(a)                All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b)               In connection with the Demand Registration contemplated hereunder, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration. In connection with such Demand Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering any opinion required by the Company or the managing underwriter(s) to be rendered on behalf of such holder in connection with such Demand Registration, if such Demand Registration is underwritten.

(c)                To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6.                  Indemnification.

(a)                The Company agrees to indemnify, to the extent permitted by applicable law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue or alleged untrue statement of material fact contained in (or incorporated by reference therein) any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such untrue or alleged untrue statement was made in reliance upon and in conformity with any information furnished in writing to the Company by such holder expressly for use therein or was caused by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)               In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by applicable law, shall indemnify the other holders of Registrable Securities and Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable legal expenses) arising out of or based upon any untrue or alleged untrue statement of material fact contained in (or incorporated by reference therein) the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements herein not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder.

(c)                Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in the Company’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of the Company a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)               The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

(e)                If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other from the sale of Registrable Securities pursuant the registered offering of securities as to which indemnity is sought but also the relative fault of the indemnified party and the indemnifying party as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well any other relevant equitable considerations; provided that the obligation to contribute shall be individual, not joint and several, for each contributing party and shall be limited to the net amount of proceeds received by such contributing party from the sale of Registrable Securities pursuant to such registration statement. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and by other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether such untrue or alleged omission to state a material fact relates to information supplied by the Company, by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.                  Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

8.                  Definitions.

(a)                “Business Day” means any day on which the principal offices of the Securities and Exchange Commission in Washington, D.C. are open to accept filings.

(b)               “Common Stock” means the common stock, par value $_____ per share, of the Company, and includes all securities of the Company issued or issuable with respect to such securities by way of a stock split, stock dividend or other recapitalization.

(c)                “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

(d)               “Registrable Securities” means (i) any shares of Common Stock issued to the Stockholders as of the date hereof (including any shares of Common Stock issued to the Stockholders at the Release Date of the Escrow Period contemplated in the Merger Agreement), or (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

(e)                “Securities Act” means the Securities Act of 1933, as amended from time to time.

(f)                “Securities and Exchange Commission” means the United States Securities and Exchange Commission, and any governmental body or agency succeeding to the functions thereof.

(g)                “Subsidiary” means, as to any specified Person, any corporation a majority of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity a majority of the total equity interests of which, is directly or indirectly (either alone or through or together with any other subsidiary) owned by such specified Person

Unless otherwise stated, any other capitalized terms contained but not otherwise herein have the meanings set forth in the Merger Agreement, unless the context clearly indicates otherwise.

9.                  Miscellaneous.

(a)                No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)               Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect in a material respect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares), unless the Company receives the written consent thereto from the holders of a majority of the then-outstanding Registrable Securities.

(c)                Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by applicable law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)               Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the then-outstanding Registrable Securities; provided, however, that any such amendment or waiver which materially and adversely affects the rights or obligations of a holder or group of holders of Registrable Securities in a manner which is disproportionately adverse to such holder or group of holders of Registrable Securities relative to such rights or obligations of other holders of Registrable Securities shall be effective only with the prior written consent of the holders of a majority of the then-outstanding Registrable Securities held by such holders so affected.

(e)                Successors and Assigns. All covenants and agreements in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of and enforceable by, any subsequent holder of Registrable Securities, but only if such Registrable Securities are transferred in compliance with all agreements by and among the holders of the Company’s capital stock, the Company and any of the Stockholders or permitted transferees or assignees thereof, and in accordance with applicable law.

(f)                Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)                Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signatures delivered by electronic methods shall have the same effect as signatures delivered in person.

(h)               Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)                 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware applicable to parties residing in Delaware, without regard applicable principles of conflicts of Law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within New Castle County, Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the Laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(i).

(j)                 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one Business Day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile or electronic mail with confirmation of receipt to the parties to this Agreement at the addresses set forth below each of their signatures on the signature pages hereto (or at such other address for a party as shall be specified upon like notice):

(k)               Additional Parties. In connection with the issuance of any additional equity securities to any employees or directors of the Company or its Subsidiaries or to the Stockholders, with the consent of the Company’s Board of Directors, the Company may permit such person to become a party to this Agreement and succeed to all of the rights and obligations of a holder of Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such person shall for all purposes become a Stockholder and a party to this Agreement.

(l)                 Rules of Construction. The parties to this Agreement agree that they have each been represented by counsel during the negotiation, preparation and execution of this Agreement (or, if executed following the date hereof by counterpart, have been provided with an opportunity to review the Agreement with counsel) and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(m)             Interpretation. This Agreement shall be construed in accordance with the following rules: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Sections” and other subdivisions are to the designated sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and (v) the words “includes” and “including” are not limiting.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Agreement on the date first above written.

COMPANY:

SCG Financial Acquisition Corp.

By:
Name:
Title:

Address for Notice:

Signature Page to Registration Rights Agreement

STOCKHOLDERS:

[______________]

By:
Name:
Title:

Address for Notice:

[______________]

By:
Name:
Title:

Address for Notice:

Signature Page to Registration Rights Agreement

[______________]

By:
Name:
Title:

Address for Notice:

[______________]

By:
Name:
Title:

Address for Notice:

Signature Page to Registration Rights Agreement

Schedule of Stockholders

Name	No Shares of Common Stock
[________________]
[________________]
[________________]
[________________]
[________________]
[________________]
[________________]

Schedule of Stockholders

COUNTERPART SIGNATURE PAGE TO

REGISTRATION RIGHTS AGREEMENT

OF

SCG FINANCIAL ACQUISITION CORP.

By executing this counterpart signature page to the Registration Rights Agreement, dated as of January ___, 2013, by and among SCG Financial Acquisition Corp. (the “Company”) and the Stockholders party thereto (the “Registration Rights Agreement”), the undersigned hereby agrees to become a party to the Registration Rights Agreement, having such rights, entitlements and obligations as set forth in the Registration Rights Agreement, a copy of which the undersigned acknowledges he has received and has had the opportunity to review. By executing this counterpart signature page, the undersigned agrees to be bound by all terms and conditions of the Registration Rights Agreement.

Stockholder:

[_____________]

By:
Name:
Title:

Date:

Address:

Company Acknowledgement:

SCG Financial Acquisition Corp.

By:
Name:
Title:

Counterpart Signature Page to Registration Rights Agreement